Filed Pursuant to Rule 424(b)(5)
Registration No. 333-272381
PROSPECTUS SUPPLEMENT
(To Prospectus dated June 2, 2023)
2,400,000 Shares

6.375% Mandatory Convertible Preferred Stock, Series A
We are offering 2,400,000 shares of our 6.375% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share (the “Mandatory Convertible Preferred Stock”).
Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our Board of Directors, or an authorized committee thereof, at an annual rate of 6.375% on the liquidation preference of $250.00 per share. We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock, par value $0.01 per share (“common stock”) or in any combination of cash and shares of our common stock on March 1, June 1, September 1 and December 1 of each year, commencing on December 1, 2025, and ending on, and including, September 1, 2028.
Unless earlier converted, each share of the Mandatory Convertible Preferred Stock will automatically convert on the second business day immediately following the last Trading Day (as defined herein) of the Settlement Period (as defined herein) into between 6.9534 and 8.5179 shares of our common stock (respectively the “Minimum Conversion Rate” and the “Maximum Conversion Rate”), each, subject to anti-dilution adjustments as described herein. The number of shares of our common stock issuable on conversion of the Mandatory Convertible Preferred Stock will be determined based on the Average VWAP (as defined herein) per share of our common stock over the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day (as defined herein) immediately preceding September 1, 2028 (the “Settlement Period”). At any time prior to September 1, 2028, holders may elect to convert each share of the Mandatory Convertible Preferred Stock into shares of our common stock at the Minimum Conversion Rate of 6.9534 shares of our common stock per share of the Mandatory Convertible Preferred Stock, subject to anti-dilution adjustments as described herein. If holders elect to convert any shares of the Mandatory Convertible Preferred Stock during a specified period beginning on the effective date of a Fundamental Change (as defined herein), such shares of the Mandatory Convertible Preferred Stock will be converted into shares of our common stock at the Fundamental Change Conversion Rate (as defined herein), and the holders will also be entitled to receive a Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount (each as defined herein).
Prior to this offering, there has been no public market for the Mandatory Convertible Preferred Stock. We intend to apply to list the Mandatory Convertible Preferred Stock on the Nasdaq Global Select Market (the “Nasdaq”) under the symbol “BRKRP.” If the application is approved, we expect trading of the Mandatory Convertible Preferred Stock on the Nasdaq to begin within 30 days after the Mandatory Convertible Preferred Stock is first issued. Our common stock is listed on the Nasdaq under the ticker symbol “BRKR.” The last reported sale price of our common stock on the Nasdaq on September 3, 2025 was $29.35 per share.
Investing in the Mandatory Convertible Preferred Stock involves significant risks. See “Risk Factors” beginning on page S-15 herein and in the documents we have incorporated by reference for more information.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$250.00	$600,000,000
Underwriting discounts	$6.8750	$16,500,000
Proceeds, before expenses, to us	$243.125	$583,500,000

We have granted the underwriters the option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to an additional 360,000 shares of the Mandatory Convertible Preferred Stock from us at the public offering price, less the underwriting discount, solely to cover over-allotments, if any.
The underwriters expect to deliver the Mandatory Convertible Preferred Stock to purchasers on or about September 8, 2025, which will be the second business day after the initial trade date for the Mandatory Convertible Preferred Stock (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of the Mandatory Convertible Preferred Stock before the business day before the settlement date must, because the Mandatory Convertible Preferred Stock initially will settle T+2, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.
Joint Book-Running Managers

J.P. Morgan	BofA Securities

Co-Manager
PNC Capital Markets LLC
September 3, 2025

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is the prospectus supplement, which describes the terms of the Mandatory Convertible Preferred Stock we are offering and other matters relating to us. The second part is the accompanying prospectus, which provides more general information about the securities we may offer from time to time, some of which do not apply to this offering of Mandatory Convertible Preferred Stock. The prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before making an investment decision.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference is accurate only as of their respective dates.
Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained or incorporated by reference in this prospectus supplement or any free writing prospectus prepared by or on behalf of us in connection with this offering to which we have referred you. We and the underwriters take no responsibility for and can provide no assurances as to the reliability of, any other information that others may give you. The information contained or incorporated by reference in this prospectus supplement or any such free writing prospectus provided in connection with this offering is accurate only as of the date thereof, regardless of the time of delivery of such document or of any sale of the securities offered hereby. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus supplement, including the documents incorporated by reference herein or any free writing prospectus prepared by or on behalf of us in connection with this offering, in making your investment decision.
Neither we nor the underwriters are offering to sell, or seeking offers to buy, the securities offered hereby in any jurisdictions where offers and sales are not permitted. The distribution of this prospectus supplement and the offering of the securities offered hereby in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities offered hereby and the distribution of this prospectus supplement and accompanying prospectus outside the United States. This prospectus supplement and accompanying prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
In this prospectus supplement, unless otherwise indicated or the context otherwise requires, the terms “Bruker,” “the Company,” “we,” “us” and “our” refer to Bruker Corporation and its wholly owned subsidiaries unless the context indicates otherwise.
This prospectus supplement and the information incorporated herein by reference include trademarks, service marks, and trade names owned by us or other companies. “Bruker Corporation,” the Bruker logos and other trademarks or service marks of Bruker appearing in this prospectus supplement and the information incorporated herein by reference are the property of Bruker. This prospectus supplement and the information incorporated herein by reference also contain additional trade names, trademarks and service marks of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.
S-ii

Non-GAAP Measures
We present certain non-GAAP measures in the information incorporated herein, including the financial measures outlined in our Annual Report on Form 10-K for our fiscal year ended December 31, 2024 filed with the SEC on March 3, 2025 (our “Annual Report”), our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 7, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 6, 2025. Our management believes that these financial measures provide relevant and useful information that is widely used by equity analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance and are useful measures to evaluate our continuing business. Additionally, management believes free cash flow is a useful measure to evaluate our business as it indicates the amount of cash generated after additions to property, plant, and equipment which is available for, among other things, investments in our business, acquisitions, share repurchases, dividends and repayment of debt.
We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on such non-GAAP measures and use this information for our planning and forecasting activities. These measures may also be useful to investors in evaluating the underlying operating performance of our business. The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and it may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies, and its usefulness is subject to certain limitations. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance. However, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included or incorporated by reference in this prospectus supplement, and not to rely on any single financial measure to evaluate our business. The presentations of these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.
S-iii

SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus supplement and accompanying prospectus, and does not contain all of the information that you should consider in making your investment decision. You should carefully read the more detailed information in this prospectus supplement and accompanying prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” in this prospectus supplement on page 15 and under similar headings in the documents that are incorporated by reference into this prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus supplement and accompanying prospectus, including our financial statements and the accompanying notes thereto, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.
Overview
We are a developer, manufacturer and distributor of high-performance scientific instruments and analytical and diagnostic solutions that enable our customers to explore life and materials at microscopic, molecular and cellular levels. Many of our products are used to detect, measure and visualize structural characteristics of chemical, biological and industrial material samples. Our products and solutions address the rapidly evolving needs of a diverse array of customers in life and materials science research, biopharmaceuticals, applied markets, microbiology, in-vitro diagnostics, and nanotechnology. Our technology platforms include magnetic resonance, mass spectrometry, gas and liquid chromatography, X-ray, microscopy, metrology, and molecular spectroscopy technologies. We are enabling innovation, improved productivity, and customer success in post-genomic life science molecular and cell biology research and offer differentiated, high value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics.
We have four reportable segments, Bruker Scientific Instruments (BSI) BioSpin, BSI CALID (Chemicals, Applied Markets, Life Science, In Vitro Diagnostics, Detection), BSI NANO, and Bruker Energy & Supercon Technologies (BEST). We maintain major technical and manufacturing centers in Europe and North America, and have sales offices located throughout the world.
Corporate Information
Our principal executive offices are located at 40 Manning Road, Billerica, MA 01821, and our telephone number is (978) 663-3660. Information about Bruker Corporation is available at www.bruker.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement and accompanying prospectus.

THE OFFERING
The summary below describes the principal terms of the Mandatory Convertible Preferred Stock offered hereby. Certain of the terms and conditions described below are subject to important limitations and exceptions. Refer to the section of this prospectus supplement entitled “Description of Mandatory Convertible Preferred Stock” and any free writing prospectus we may provide you in connection with this offering for a more detailed description of the terms and conditions of the Mandatory Convertible Preferred Stock. As used in this section, the terms the “Company,” “us,” “we” or “our” refer to Bruker Corporation and not any of its subsidiaries or affiliates. Unless the context otherwise requires, terms used in this section are as defined under “Description of Mandatory Convertible Preferred Stock.”
Securities Offered
2,400,000 shares of our 6.375% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share.
Underwriters’ Option
We have granted the underwriters an option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to 360,000 additional shares of the Mandatory Convertible Preferred Stock at the public offering price, less the underwriting discount, solely to cover over-allotments, if any.
Settlement Date
September 8, 2025, which is the second business day after the initial trade date for the Mandatory Convertible Preferred Stock (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of Mandatory Convertible Preferred Stock before the business day before the settlement date must, because the Mandatory Convertible Preferred Stock initially will settle T+2, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.
Public Offering Price
$250.00 per share of the Mandatory Convertible Preferred Stock.
Liquidation Preference
$250.00 per share of the Mandatory Convertible Preferred Stock.
Dividends
6.375% of the liquidation preference of $250.00 per share of the Mandatory Convertible Preferred Stock per annum.
Dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from (and including) the first original issue date of shares of the Mandatory Convertible Preferred Stock (the “Initial Issue Date”), whether or not in any dividend period or periods there have been funds legally available or shares of our common stock legally permitted to be issued for the payment of such dividends and, to the extent that our Board of Directors, or an authorized committee thereof, declares (out of funds legally available for payment, in the case of dividends paid in cash, and shares of common stock legally permitted to be issued, in the case of dividends paid in common stock) a dividend payable with respect to the Mandatory Convertible Preferred Stock, we will pay such dividend in cash or, subject to certain limitations, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by us in our sole discretion; provided, however, that any unpaid dividends on the Mandatory Convertible Preferred Stock will continue to accumulate, except as described below.
If declared, dividends will be payable on the relevant dividend payment date (as described below) to holders of record of the Mandatory Convertible Preferred Stock on the immediately preceding February 15, May 15, August 15 and November 15, as applicable (each a “Regular Record Date”), whether or not such holders convert their shares of the Mandatory Convertible Preferred Stock or such shares of the Mandatory Convertible Preferred Stock are automatically converted after the Regular Record Date corresponding to such dividend payment date and on or prior to the related dividend payment date; provided that the Regular Record Date for any such dividend shall not precede the date on which such dividend was so declared.
The expected dividend payable on the first dividend payment date is approximately $3.6745 per share of the Mandatory Convertible Preferred Stock. Each subsequent dividend is expected to be approximately $3.9844 per share of the Mandatory Convertible Preferred Stock. Accumulated dividends on shares of the Mandatory Convertible Preferred Stock will not bear interest, nor shall additional dividends be payable thereon, if they are paid subsequent to the applicable dividend payment date. See “Description of Mandatory Convertible Preferred Stock—Dividends.”
If we elect to make any payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at 97% of the Average VWAP per share of our common stock over the five consecutive Trading Day period beginning on, and including, the sixth Scheduled Trading Day immediately preceding the applicable dividend payment date (such average, the “Average Price”).
Notwithstanding the foregoing, in no event will the number of shares of our common stock to be delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number of shares equal to:
•	the declared dividend, divided by
•	$10.27, which amount represents approximately 35% of the Initial Price (as defined below) (subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate, as described below) (such dollar amount, as adjusted, the “Floor Price”).
To the extent that the cash value of the amount of any declared dividend payable through the delivery of shares of common stock exceeds the product of (x) the number of shares of our common stock delivered in connection with such declared dividend and (y) 97% of the Average Price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, notwithstanding any notice by us to the contrary, pay such excess amount in cash (computed to the nearest cent) pro rata per share to the holders of the Mandatory Convertible Preferred Stock. Any such payment in cash may not be permitted by our then existing debt instruments. To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of the Mandatory Convertible Preferred Stock.
The “Initial Price” is calculated by dividing $250.00 by the Maximum Conversion Rate and initially equals approximately $29.35, the closing price of our common stock on September 3, 2025.
Dividend Payment Dates
March 1, June 1, September 1 and December 1, commencing on December 1, 2025, and ending on, and including, September 1, 2028.
Mandatory Conversion Date
The second business day immediately following the last Trading Day of the Settlement Period. The Mandatory Conversion Date is expected to be September 1, 2028.
Mandatory Conversion
On the Mandatory Conversion Date, each outstanding share of the Mandatory Convertible Preferred Stock, unless earlier converted, will automatically convert into a number of shares of our common stock equal to the conversion rate as described below.
If we declare a dividend on the Mandatory Convertible Preferred Stock for the dividend period ending on, but excluding September 1, 2028, we will pay such dividend to the holders of record on the immediately preceding Regular Record Date.
If, on or prior to the Mandatory Conversion Date, we have not declared all or any portion of the accumulated and unpaid dividends on the Mandatory

Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our common stock equal to:
(i)	the amount of such undeclared, accumulated and unpaid dividends per share of the Mandatory Convertible Preferred Stock (such amount, the “Additional Conversion Amount”), divided by
(ii)	the greater of (x) the Floor Price and (y) 97% of the Average Price (calculated using September 1, 2028 as the applicable dividend payment date).
To the extent that the cash value of the portion of the Additional Conversion Amount payable through the delivery of additional shares of common stock exceeds the product of such number of additional shares and 97% of the Average Price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, declare and pay such excess amount in cash (computed to the nearest cent) pro rata per share of Mandatory Convertible Preferred Stock, to the holders of the Mandatory Convertible Preferred Stock. Any such payment in cash may not be permitted by our then existing debt instruments. To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends on the shares of the Mandatory Convertible Preferred Stock.
Conversion Rate
Upon conversion on the Mandatory Conversion Date, the conversion rate for each share of the Mandatory Convertible Preferred Stock will be not more than 8.5179 shares of our common stock (the “Maximum Conversion Rate”) and not less than 6.9534 shares of our common stock (the “Minimum Conversion Rate”), depending on the “Applicable Market Value” of our common stock and subject to certain anti-dilution adjustments described herein.
The “Applicable Market Value” of our common stock is the Average VWAP per share of our common stock over the Settlement Period. The “Settlement Period” begins on the 21st Scheduled Trading Day immediately preceding September 1, 2028 and is calculated over 20 consecutive Trading Days. The conversion rate will be calculated as described under “Description of Mandatory Convertible Preferred Stock—Mandatory Conversion.”

The Fixed Conversion Rates may be adjusted in the event of, among other things and subject to certain exceptions:
•	the issuance of shares of our common stock as a dividend or distribution on shares of our common stock, or a share split or share combination;
•	the issuance of certain rights, options or warrants to holders of our common stock;
•
certain distributions to holders of our common stock of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities;

•	spin-offs;
•	cash dividends or distributions to holders of our common stock above a specified dollar threshold; and
•	certain tender or exchange offers by us or one of our subsidiaries for our common stock.
See “Description of Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments.”
The following table illustrates hypothetical conversion rates per share of the Mandatory Convertible Preferred Stock, subject to anti-dilution adjustments.

Assumed Applicable Market Value of our common stock	Assumed Conversion Rate (number of shares of our common stock to be received upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock)
Greater than the Threshold Appreciation Price	6.9534 shares of common stock

Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price	Between 6.9534 and 8.5179 shares of common stock, determined by dividing $250.00 by the Applicable Market Value of our common stock

Less than the Initial Price	8.5179 shares of common stock

The “Threshold Appreciation Price” is calculated by dividing $250.00 by the Minimum Conversion Rate, which is equal to approximately $35.95 and represents approximately 22.50% appreciation over the Initial Price.
Early Conversion at the Option of the Holder
Other than during a Fundamental Change Conversion Period (as defined below), at any time prior to

September 1, 2028, holders of the Mandatory Convertible Preferred Stock have the option to elect to convert their shares of the Mandatory Convertible Preferred Stock, in whole or in part (but in no event in increments of less than one share of the Mandatory Convertible Preferred Stock), into shares of our common stock at the Minimum Conversion Rate, as described under “Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder.” This Minimum Conversion Rate is subject to certain anti-dilution adjustments described herein.
If, as of any Early Conversion Date (as defined herein), we have not declared and paid all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or before the Dividend Payment Date (as defined herein) immediately prior to such Early Conversion Date, the conversion rate for such early conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Stock at such time will receive an additional number of shares of our common stock equal to:
•
the aggregate amount of undeclared, accumulated and unpaid dividends per share of the Mandatory Convertible Preferred Stock for all such prior full dividend periods (such amount, the “Early Conversion Additional Amount”), divided by

•
the greater of (x) the Floor Price and (y) the Average VWAP per share of our common stock over the 20 consecutive Trading Day period commencing on, and including, the 21st Scheduled Trading Day immediately preceding the Early Conversion Date (such Average VWAP, the “Early Conversion Average Price”).

To the extent that the Early Conversion Additional Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash or deliver shares of our common stock in respect of such shortfall.
Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount
If a “Fundamental Change” occurs on or prior to September 1, 2028, holders of the Mandatory Convertible Preferred Stock will have the right during the Fundamental Change Conversion Period to convert their shares of the Mandatory Convertible Preferred Stock, in whole or in part (but in no event in increments of less than one share of the Mandatory Convertible Preferred Stock), into shares of our common stock (or Units of Exchange Property (as defined herein)) at the “Fundamental Change

Conversion Rate.” The Fundamental Change Conversion Rate will be determined based on the effective date of the Fundamental Change (the “Fundamental Change Effective Date”) and the price paid or deemed paid per share of our common stock in such Fundamental Change (the “Fundamental Change Stock Price”).
Holders who convert their Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will also receive a “Fundamental Change Dividend Make-Whole Amount” equal to the present value as of the Fundamental Change Effective Date (calculated using a discount rate of 7.30% per annum) of all dividend payments on their shares of the Mandatory Convertible Preferred Stock (excluding any Accumulated Dividend Amount (as defined herein)) for (i) the partial dividend period, if any, from, and including, the Fundamental Change Effective Date to, but excluding, the next dividend payment date and (ii) all remaining full dividend periods from, and including, the dividend payment date following the Fundamental Change Effective Date to, but excluding, September 1, 2028, payable in cash or shares of common stock. If we elect to pay the Fundamental Change Dividend Make-Whole Amount in shares of our common stock (or Units of Exchange Property) in lieu of cash, the number of shares of our common stock (or Units of Exchange Property) that we will deliver will equal (x) the Fundamental Change Dividend Make-Whole Amount, divided by (y) the greater of the Floor Price and 97% of the Fundamental Change Stock Price.
In addition, to the extent that the Accumulated Dividend Amount exists as of the Fundamental Change Effective Date, holders who convert their Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will be entitled to receive such Accumulated Dividend Amount in cash (to the extent we are legally permitted to make such payment in cash and to the extent permitted under the terms of the documents governing our indebtedness) or shares of our common stock (or Units of Exchange Property) or any combination thereof, at our election, upon conversion. If we elect to pay the Accumulated Dividend Amount in shares of our common stock (or Units of Exchange Property) in lieu of cash, the number of shares of our common stock (or Units of Exchange Property) that we will deliver will equal (x) the Accumulated Dividend Amount, divided by (y) the greater of the Floor Price and 97% of the Fundamental Change Stock Price.
To the extent that the cash value of the portion of the sum of the Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend

Amount payable through the delivery of additional shares of common stock (or Units of Exchange Property) exceeds the product of (x) the number of additional shares (or units) we deliver in respect thereof and (y) 97% of the Fundamental Change Stock Price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, pay such excess amount in cash (computed to the nearest cent) pro rata per share to the eligible holders of the Mandatory Convertible Preferred Stock. Any such payment in cash may not be permitted by our then existing debt instruments. To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock (or Units of Exchange Property) in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of the Mandatory Convertible Preferred Stock.
See “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.”
Voting Power
Except as specifically required by Delaware law or our restated certificate of incorporation, the holders of the Mandatory Convertible Preferred Stock will have no voting rights or powers.
Whenever dividends on any shares of the Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods, the authorized number of directors on our Board of Directors will, at the next annual meeting of stockholders of at a special meeting of stockholders, automatically be increased by two, and the holders of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of Voting Preferred Stock (as defined herein) then outstanding, will be entitled, at our next annual meeting of stockholders or at a special meeting of stockholders, if any, to vote for the election of a total of two additional members of our Board of Directors, subject to certain limitations. See “Description of Mandatory Convertible Preferred Stock—Voting Power.”
So long as any shares of the Mandatory Convertible Preferred Stock are outstanding, we will not:
(1)
without the affirmative vote or consent of holders of at least two-thirds in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock at the time outstanding and entitled to vote thereon (if any), voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at an annual or special meeting of such stockholders, amend or alter the provisions of our restated certificate of incorporation so as to authorize or create, or increase the authorized number of, any class or series of Senior Stock (as defined below);
(2)
without the affirmative vote or consent of holders of at least two-thirds in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock given in person or by proxy, either in writing without a meeting or by vote at an annual or special meeting of such stockholders, amend, alter or repeal the provisions of our restated certificate of incorporation or the Certificate of Designations for the Mandatory Convertible Preferred Stock so as to adversely affect the special rights, preferences or voting powers of the Mandatory Convertible Preferred Stock; or

(3)
without the affirmative vote or consent of holders of at least two-thirds in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock given in person or by proxy, either in writing without a meeting or by vote at an annual or special meeting of such stockholders, consummate a binding share exchange or reclassification involving the shares of the Mandatory Convertible Preferred Stock or a merger or consolidation of us with another entity, unless, in each case: (i) the shares of the Mandatory Convertible Preferred Stock remain outstanding following the consummation of such binding share exchange, reclassification, merger or consolidation or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity (or in which the Mandatory Convertible Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (ii) the shares of the Mandatory Convertible Preferred Stock that remain outstanding or such shares of preference securities, as the case may be, have such rights, preferences and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences and voting powers, taken as a whole, of the Mandatory Convertible Preferred Stock immediately prior to the consummation of such transaction, in each case, subject to certain exceptions.

For more information about voting rights, see “Description of Mandatory Convertible Preferred Stock—Voting Power.”
Ranking
The Mandatory Convertible Preferred Stock, with respect to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, as applicable, will rank:
•
senior to (i) our common stock and (ii) each other class or series of our capital stock established after the Initial Issue Date, the terms of which do not expressly provide that such class or series ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding up or dissolution or (y) on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding up or dissolution (which we refer to collectively as “Junior Stock”);

•
on parity with any class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Parity Stock”);

•
junior to each class or series of our capital stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Senior Stock”); and

•	junior to our existing and future indebtedness and other liabilities.
In addition, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, the Mandatory Convertible Preferred Stock will be structurally subordinated to any existing and future indebtedness and other liabilities of each of our subsidiaries. See “Risk Factors—Risks Relating to Ownership of the Mandatory Convertible Preferred Stock and Our Common Stock—The Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ consolidated liabilities and may rank junior to future classes or series of our capital stock.”
For information concerning the ranking of the Mandatory Convertible Preferred Stock, see “Description of Mandatory Convertible Preferred Stock—Ranking.”

As of June 30, 2025, after giving effect to our Post-Q2 Net Borrowings (as defined herein) and the use of proceeds from this offering, we would have had total indebtedness of approximately $2,031.3 million, and would have had $900.0 million available for borrowing under the 2024 Revolving Credit Agreement (as defined herein), subject to compliance with financial covenant ratios.
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $582.0 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to strengthen the balance sheet and enhance strategic flexibility by repaying (i) our 2019 Term Loan Agreement (as defined herein) in full, (ii) outstanding borrowings under the 2024 Revolving Credit Agreement (as defined herein) in full and (iii) a portion of the loan due 2027 under the 2024 Term Loan Agreements (as defined herein).
If the underwriters exercise their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock, we intend to use the net proceeds of the sale of such additional shares for general corporate purposes, which may include further payments of outstanding indebtedness, funding working capital, capital expenditures, potential future acquisitions and investments, investments in or loans to our subsidiaries, share repurchases and dividends. See “Use of Proceeds.”
Certain United States Federal Income Tax Consequences
Certain United States federal income tax consequences of purchasing, owning and disposing of the Mandatory Convertible Preferred Stock and any common stock received upon conversion are described in “Certain United States Federal Income Tax Consequences.”
Transfer Agent and Registrar
Equiniti Trust Company, LLC is the transfer agent, registrar and conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock.
Listing
We intend to apply to list the Mandatory Convertible Preferred Stock on the Nasdaq under the symbol “BRKRP.” If the application is approved, we expect trading in the Mandatory Convertible Preferred Stock on the Nasdaq to begin within 30 days after the Mandatory Convertible Preferred Stock is first issued. However, there can be no assurance that the Mandatory Convertible Preferred Stock will be listed, and if listed, that it will continue to be listed. Listing the Mandatory Convertible Preferred Stock on the Nasdaq does not guarantee that a trading market will develop or, if a trading market does develop, the depth or liquidity of that market or the ability of holders to sell their Mandatory Convertible Preferred Stock easily. Our common stock is listed on the Nasdaq under the symbol “BRKR.”
Payment and Settlement
Our Mandatory Convertible Preferred Stock is expected to be delivered against payment on September 8, 2025. The shares of the Mandatory Convertible Preferred Stock will be registered in the name of a nominee of The Depository Trust Company (“DTC”). In general, beneficial ownership interests in the Mandatory Convertible Preferred Stock will be shown on, and transfers of these beneficial ownership interests will be effected only through, records maintained by DTC and its direct and indirect participants.
Risk Factor
See “Risk Factors” starting on page S-15 herein and in the documents we have incorporated by reference for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in shares of the Mandatory Convertible Preferred Stock.
Conflicts of Interest
JPMorgan Chase Bank, N.A. and Bank of America, N.A., affiliates of J.P. Morgan Securities LLC and BofA Securities, Inc., respectively, are lenders under the term loan due 2027 under the 2024 Term Loan Agreements and the 2024 Revolving Credit Agreement, and Bank of America, N.A., an affiliate of BofA Securities, Inc., is a lender under the 2019 Term Loan Agreement. We intend to use the net proceeds from this offering to strengthen the balance sheet and enhance strategic flexibility by repaying indebtedness under these facilities. See “Use of Proceeds.” As a result, we expect that more than 5% of the net proceeds from this offering will be received by affiliates of each of J.P. Morgan Securities LLC and BofA Securities, Inc. Therefore, this offering is being made in compliance with FINRA Rule 5121. Pursuant to Rule 5121, a “qualified independent underwriter,” as defined by the FINRA rules, must have participated in the preparation of the registration statement and performed its usual standard of due diligence with respect to that registration statement. PNC Capital Markets LLC is serving as a qualified independent underwriter and will assume the customary responsibilities of acting as a qualified independent underwriter in conducting due diligence and reviewing and participating in the preparation of this registration statement. PNC Capital Markets LLC will not receive any additional compensation for acting as a qualified independent underwriter, but we have agreed to indemnify PNC Capital Markets LLC against certain liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act. See “Underwriting (Conflicts of Interest) —Conflicts of Interest.”

Unless otherwise indicated or the context otherwise requires, all information in this prospectus supplement excludes any exercise by the underwriters in this offering of their over-allotment option to purchase additional shares of the Mandatory Convertible Preferred Stock, and the number of shares of common stock outstanding in this prospectus supplement is based on 151,715,927 shares of common stock outstanding as of June 30, 2025, and does not include:
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any shares of our common stock issuable upon conversion of the Mandatory Convertible Preferred Stock or any shares of our common stock that may be issued in payment of a dividend on the Mandatory Convertible Preferred Stock;

•	537,447 shares of our common stock issuable upon the exercise of outstanding stock options to purchase our common stock, at a weighted-average exercise price of $40.21 per share;
•	822,175 shares of our common stock issuable upon the vesting of outstanding unvested restricted stock units;
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5,033,611 shares of our common stock reserved for future issuance under our 2016 Incentive Compensation Plan, which is scheduled to expire on February 18, 2026 (and, for the avoidance of doubt, 12,000,000 shares of our common stock reserved for future issuance under our 2026 Incentive Compensation Plan which will become effective on February 19, 2026); and

•	2,259,905 shares of our common stock reserved for future issuance under our 2022 Employee Stock Purchase Plan.

RISK FACTORS
Investing in the Mandatory Convertible Preferred Stock involves risks. You should carefully review the following risk factors and the risks discussed under the captions “Risk Factors” and in other sections of our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025 and March 31, 2025 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which are incorporated by reference in this prospectus supplement, or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus supplement, and in any pricing term sheet that we provide you in connection with the offering pursuant to this prospectus supplement. You should also carefully review the other risks and uncertainties discussed in this prospectus supplement and the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and in any such pricing term sheet. The risks and uncertainties discussed below and in the documents referred to above, as well as other matters discussed in this prospectus supplement and in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of the Mandatory Convertible Preferred Stock and/or our common stock. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of the Mandatory Convertible Preferred Stock and/or our common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.
Risks Related to Our Business and Industry
For a discussion of specific risks related to our business, operations, financial condition and financial results, please see the “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report and the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 7, 2025 and the quarter ended June 30, 2020 filed with the SEC on August 6, 2025, in each case, as updated by our annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, in addition to the following risk factors. See “Incorporation of Certain Documents by Reference,” in this prospectus supplement.
A meaningful portion of our revenue is derived from U.S. academic institutions, research organizations and other entities that rely in part on U.S. academic and government funding, including NIH, NSF and DOE grants. The current reduction in the level of funding and delay in such research funding, has had a material adverse effect on our U.S. academic and governmental customers, and our business, results of operations and financial condition, and may continue to do so in the foreseeable future.
A substantial portion of our revenue in the United States is derived from academic and governmental institutions, research organizations and other entities that may rely in part or in whole on academic and government funding, including grants from the U.S. National Institutes of Health (NIH), the National Science Foundation (NSF), the Department of Energy (DOE) and other U.S. government agencies. However, in fiscal year 2025, under the new U.S. administration there has been significant disruption in U.S. academic funding for high-end research instrumentation used in academic and medical research. U.S. academic and governmental researchers experiencing material reductions or delays in government funding, or modifications of the terms or conditions of funding, including allowable overhead rates, have reduced or delayed their purchases of our products and services, which has adversely affected our business and results of operations. While the recent dispute settlements between a limited number of major universities and the U.S. federal government may allow for the resumption of certain grants for scientific and medical research, we expect the reduced level of funding may continue for the foreseeable future, which could continue to have a material adverse effect on our business, results of operations and financial condition.
New U.S. tariffs imposed have had a material adverse effect on our business, results of operations and financial condition, and may continue to do so in the foreseeable future.
The current U.S. administration has imposed, or threatened to impose, tariffs at various rates on key trading partners, and elevated tariff rates on a variety of countries, including China, Mexico, Canada, Switzerland, and those included in the European Union, and products, including steel, aluminum, copper, automobiles, and digital services, and is likely to continue to do so in the future. In addition to previously imposed tariffs, on April 2, 2025, the U.S. announced a new universal baseline tariff of 10% and significant additional country-specific tariffs for select trading partners, such as Switzerland at a rate of 39%, on all U.S. imports. Certain countries have retaliated, and may continue to retaliate or threaten to retaliate, against the newly imposed U.S. tariffs. Tariff increases adopted in 2025, and the uncertainty associated with them in global markets, have resulted in lower than anticipated bookings and revenues and contributed to reduced gross margins, operating margins and profitability, and may continue to materially adversely affect our business, results of operations and financial condition for the foreseeable future. Tariff increases, adopted and applicable to U.S. imports by the Company or its suppliers, have resulted, and could continue to result, in increased costs, including costs associated with shifting more production to the U.S. or other countries, that might be material to the Company. Furthermore, we believe global tariffs have delayed biopharma, industrial and semiconductor research instrumentation investments, which has resulted in an adverse economic impact across the broad ecosystem of our customers and suppliers.
Delays in the release of Chinese government stimulus spending have had a material adverse effect on our business, results of operations and financial condition, and may continue to do so for the foreseeable future.
A significant portion of our revenue is derived from sales into China, some of which are directly funded through Chinese government stimulus programs for high-end medical and industrial research instrumentation. However, the release of such Chinese government stimulus spending has been delayed in 2025, which has had a material adverse effect on our business, results of operations and financial condition in 2025, and continues to be delayed, which may continue to have a material adverse effect on our business, results of operations and financial condition for the foreseeable future. Furthermore, we are subject to significant risks associated with the trading relationship between the U.S. and China, which is currently characterized by significant uncertainty. In addition to tariffs newly imposed by the U.S. and China, which have increased, and may continue to increase, our costs, there could be additional import, export, tax, or other regulatory changes effected by the U.S. and Chinese governments in the future that also adversely affect our business and results of operations.
Our debt, which is principally denominated in foreign currency, is impacted by movement in foreign currency rates which may adversely affect our operations and cash flows, and may restrict our investment opportunities or limit our activities.
As of June 30, 2025, we had total indebtedness of $2,435.3 million. Subsequent to June 30, 2025, and up until the date of this prospectus supplement, we had net borrowings of approximately $177.9 million (the “Post-Q2 Net Borrowings”) under the 2024 Amended and Restated Revolving Credit Agreement (the “2024 Revolving Credit Agreement”). As of June 30, 2025, after giving effect to our Post-Q2 Net Borrowings and the use of proceeds from this offering, we would have had total indebtedness of approximately $2,031.3 million, and would have had $900.0 million available for borrowing under the 2024 Revolving Credit Agreement, subject to compliance with financial covenant ratios.
We have substantial cash funding obligations in the United States to (i) service debt interest obligations, (ii) fund operations, capital expenditures, our declared dividends on our common stock and, following the closing of this offering, our dividends on the Mandatory Convertible Preferred Stock being offered hereby, and (iii) finance future acquisitions or share repurchases. Our ability to satisfy our debt obligations and meet our other liquidity needs depends on our future operating performance and on economic, financial, competitive and other factors beyond our control. Our business may not generate sufficient cash flow to meet our debt obligations or provide sufficient funds for our other objectives. If we are unable to service our debt or obtain additional financing, we may be forced to delay acquisitions, capital expenditures or research and development expenditures or suspend our dividend payments and share repurchases. We may not be able to obtain additional financing on terms acceptable to us or at all. Furthermore, the majority of our cash and cash equivalents is generated from foreign operations, with $364.3 million held by foreign subsidiaries as of June 30, 2025. We may incur certain tax consequences relocating cash from our foreign operations to the United States. Our financial condition and results of operations could be adversely impacted if we are unable to maintain a sufficient level of cash flow in the United States to address our funding requirements through cash from operations and timely repatriation of cash from overseas or other sources obtained at an acceptable cost.
Additionally, the agreements governing our debt require that we maintain certain financial covenant ratios related to maximum leverage and minimum interest coverage and contain affirmative and negative covenants, including among others, timely provision of audited consolidated financial statements, as well as restrictions on liens, indebtedness of the Company and its subsidiaries, asset sales, dividends and transactions with affiliates. Our ability to comply with these financial covenant ratios and covenants is dependent on our operations and performance, which is subject to prevailing economic conditions and other factors, some of which are beyond our control, such as inflationary pressures, changes to trade and tariff policies, customs duties imposed or that may be imposed in the United States or other jurisdictions, government funding policies principally in the United States and China, geopolitical tensions and possible expansion of current conflicts, and increasing potential of conflict involving countries in Asia that are significant to the Company’s supply chain operations, such as Taiwan and China, as well as factors such as foreign currency translation rates, in particular the Swiss Franc and euro, both of which have strengthened significantly against the U.S. dollar in 2025, and interest rates, which are also beyond our control.
As of June 30, 2025, we were in compliance with all covenants under our debt agreements, and after giving effect to our Post-Q2 Net Borrowings and the use of proceeds from this offering, under debt agreement provisions effective as of September 30, 2025, we would have been in compliance with all covenants under our debt agreements. Our failure to comply with any of these restrictions or covenants may result in an event of default under the applicable debt agreement, which would require waivers from participating banks and noteholders or permit acceleration of the debt under such debt agreement or a cross-default under all of our other debt agreements, and require us to prepay all of our outstanding debt before the applicable scheduled due dates, which would materially adversely affect our financial condition.
Risks Relating to Ownership of the Mandatory Convertible Preferred Stock and Our Common Stock
You will bear the risk of a decline in the market price of our common stock between the pricing date for the Mandatory Convertible Preferred Stock and the Mandatory Conversion Date.
The number of shares of our common stock that you will receive upon mandatory conversion of the Mandatory Convertible Preferred Stock is not fixed but instead will depend on the Applicable Market Value of our common stock. The aggregate market value of shares of our common stock that you would receive upon mandatory conversion may be less than the aggregate liquidation preference of the Mandatory Convertible Preferred Stock. Specifically, if the Applicable Market Value of our common stock is less than the Initial Price, the market value of our common stock that you would receive upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock will be less than the $250.00 liquidation preference of the Mandatory Convertible Preferred Stock, and an investment in the Mandatory Convertible Preferred Stock would result in a loss, without taking into consideration the payment of dividends. Accordingly, you will bear the risk of a decline in the market price of our common stock. Any such decline could be substantial.
In addition, because the number of shares delivered to you upon mandatory conversion will be based upon the Applicable Market Value, which is the Average VWAP per share of our common stock over the Settlement Period, which is the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding September 1, 2028, the shares of common stock you receive upon mandatory conversion may be worth less than the shares of common stock you would have received had the Applicable Market Value been equal to the VWAP per share of our common stock on the Mandatory Conversion Date or the Average VWAP of our common stock over a different period of days.
Purchasers of the Mandatory Convertible Preferred Stock may not realize any or all of the benefit of an increase in the market price of shares of our common stock. The opportunity for equity appreciation provided by your investment in the Mandatory Convertible Preferred Stock is less than that provided by a direct investment in our common stock.
The market value of each share of our common stock that you would receive upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock on the Mandatory Conversion Date (assuming that dividends on shares of Mandatory Convertible Preferred Stock will be declared and paid in cash) will only exceed the liquidation preference of $250.00 per share of the Mandatory Convertible Preferred Stock if the Applicable Market Value of our common stock exceeds the Threshold Appreciation Price. The Threshold Appreciation Price represents an appreciation of approximately 22.50% over the Initial Price. If the Applicable Market Value of our common stock is greater than the Threshold Appreciation Price, you would receive on the Mandatory Conversion Date approximately 81.63% (which percentage is approximately equal to the Initial Price divided by the Threshold Appreciation Price) of the value of our common stock that you would have received if you had made a direct investment in shares of our common stock on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in the Mandatory Convertible Preferred Stock is less than that provided by a direct investment in our common stock.
In addition, if the market value of our common stock appreciates and the Applicable Market Value of our common stock is equal to or greater than the Initial Price but less than or equal to the Threshold Appreciation Price, the aggregate market value of shares of our common stock that you would receive upon mandatory conversion (assuming that all dividends on the shares of Mandatory Convertible Preferred Stock will be declared and paid in cash) will only be equal to the aggregate liquidation preference of the Mandatory Convertible Preferred Stock, and you will realize no equity appreciation on our common stock.
The market price and trading volume of our common stock may be volatile, which will directly affect the market price for the Mandatory Convertible Preferred Stock.
The market price of our common stock may be highly volatile, could be subject to wide fluctuations and could decline significantly in the future. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, common stockholders may be unable to sell their shares at an attractive price, if at all. The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability.
Furthermore, the stock market may experience extreme volatility that, in some cases, may be unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low.
We expect that, generally, the market price of our common stock will significantly affect the market price of the Mandatory Convertible Preferred Stock. This may result in greater volatility in the market price of the Mandatory Convertible Preferred Stock than would be expected for nonconvertible preferred stock.
In addition, we expect that the market price of the Mandatory Convertible Preferred Stock will be influenced by yield and interest rates in the capital markets, the time remaining to the Mandatory Conversion Date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the Fixed Conversion Rates (as defined herein). Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of the Mandatory Convertible Preferred Stock and our common stock. Any such arbitrage could, in turn, affect the market prices of our common stock and the Mandatory Convertible Preferred Stock. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the Mandatory Convertible Preferred Stock as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the market price of the Mandatory Convertible Preferred Stock.
Sales or issuances of substantial amounts of our common stock in the public market, or the perception that these sales or issuances may occur, or the conversion of the Mandatory Convertible Preferred Stock or the payment of dividends on the Mandatory Convertible Preferred Stock in the form of shares of our common stock, could cause the market price of the Mandatory Convertible Preferred Stock and our common stock to decline.
Sales or issuances of substantial amounts of our common stock or other securities convertible into or exchangeable for shares of our common stock in the public market or the conversion of the Mandatory Convertible Preferred Stock or the payment of dividends on the Mandatory Convertible Preferred Stock in the form of shares of our common stock, could cause the market price of the Mandatory Convertible Preferred Stock or our common stock to decline. These events could also impair our ability to raise additional capital through the sale of our equity securities. Any of these events could be dilutive to holders of our common stock and could adversely affect their voting and other rights and economic interests, including holders of any shares of common stock issued upon conversion of the Mandatory Convertible Preferred Stock and/or as dividends on the Mandatory Convertible Preferred Stock, and could have a similar impact with respect to the Mandatory Convertible Preferred Stock.
Sales of a substantial number of shares of our common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market following this offering, the market price of our common stock could decline significantly. In addition, any future sales of securities by us or existing stockholders, particularly our directors or executive officers, including pursuant to any Rule 10b5-1 trading plan or broker-assisted sales to cover withholding taxes, could negatively impact the market price of our common stock.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock, including pursuant to public or private equity offerings, which we evaluate from time to time. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the Initial Price of the Mandatory Convertible Preferred Stock offered in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the Initial Price of the Mandatory Convertible Preferred Stock offered in this offering.
Regulatory actions may adversely affect the trading price and liquidity of the Mandatory Convertible Preferred Stock.
Investors in, and potential purchasers of, the Mandatory Convertible Preferred Stock who employ, or seek to employ, a convertible arbitrage strategy with respect to the Mandatory Convertible Preferred Stock may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the Mandatory Convertible Preferred Stock to conduct a convertible arbitrage strategy with respect to the Mandatory Convertible Preferred Stock. This could, in turn, adversely affect the trading price and liquidity of the Mandatory Convertible Preferred Stock.
The Fundamental Change Conversion Rate and the payment of the Fundamental Change Dividend Make-Whole Amount upon the occurrence of certain Fundamental Changes may not adequately compensate you for the lost option value and lost dividends as a result of early conversion upon a Fundamental Change.
If a Fundamental Change (as defined in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) occurs on or prior to the Mandatory Conversion Date, holders will be entitled to convert their Mandatory Convertible Preferred Stock during the Fundamental Change Conversion Period at the Fundamental Change Conversion Rate (in each case as defined in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”). The Fundamental Change Conversion Rate will be determined as described in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” In addition, with respect to shares of Mandatory Convertible Preferred Stock converted during the Fundamental Change Conversion Period, you will also receive, among other consideration, a Fundamental Change Dividend Make-Whole Amount (as defined in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”). We may elect to pay the Fundamental Change Dividend Make-Whole Amount by delivery of common stock, subject to the limitations described in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” If these limitations on the delivery of shares of common stock in payment of the Fundamental Change Dividend Make-Whole Amount are reached, we will pay the shortfall in cash to the extent we are legally permitted to do so and to the extent permitted under the terms of the documents governing our indebtedness. To the extent we are not permitted to pay such shortfall in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount.
Although the Fundamental Change Conversion Rate and the payment of the Fundamental Change Dividend Make-Whole Amount are generally designed to compensate you for the lost option value of the Mandatory Convertible Preferred Stock and lost dividends that you will suffer as a result of converting your Mandatory Convertible Preferred Stock upon a Fundamental Change, they are only an approximation of such lost option value and lost dividends and may not adequately compensate you for your actual loss. In addition, if the price of our common stock is less than $5.00 per share or more than $100.00 per share (in each case, subject to adjustment), the feature of the Fundamental Change Conversion Rate will not compensate you for any loss suffered in connection with a Fundamental Change.
In addition, the agreements governing any of our future indebtedness may limit our ability to pay cash or deliver shares of our common stock, as the case may be, to converting holders upon a Fundamental Change unless we can repay or refinance the amounts outstanding under such agreements. The agreements governing our existing and future indebtedness may restrict our ability to pay cash to converting holders upon a Fundamental Change.
Furthermore, our obligation to deliver a number of shares of our common stock per share of converted Mandatory Convertible Preferred Stock equal to the Fundamental Change Conversion Rate in connection with a Fundamental Change and pay the Fundamental Change Dividend Make-Whole Amount (whether in cash or shares of our common stock or any combination thereof) could possibly be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies and therefore may not be enforceable in whole or in part.
The Fixed Conversion Rates of the Mandatory Convertible Preferred Stock will not be adjusted for many events that may adversely affect the market price of the Mandatory Convertible Preferred Stock or our common stock issuable upon conversion of, or as a payment of dividend on, the Mandatory Convertible Preferred Stock.
The Fixed Conversion Rates of the Mandatory Convertible Preferred Stock are subject to adjustment only for the issuance of certain stock dividends on our common stock, subdivisions or combinations of our common stock, the issuance of certain rights, options or warrants to holders of our common stock, distributions of capital stock, indebtedness, or assets to holders of our common stock, spin-offs, cash dividends above a specified dollar threshold and certain issuer tender or exchange offers as described under “Description of Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments.” However, other events, such as employee and director grants that are settled in common stock and option grants or offerings of our common stock or securities convertible into shares of our common stock (other than those set forth in “Description of Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments”) for cash or in connection with acquisitions, or third-party tender or exchange offers, which may adversely affect the market price of our common stock, may not result in any adjustment. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the Mandatory Convertible Preferred Stock. In addition, the terms of the Mandatory Convertible Preferred Stock do not restrict our ability to offer common stock or securities convertible into common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the interests of the holders of the Mandatory Convertible Preferred Stock in engaging in any such offering or transaction.
Purchasers of the Mandatory Convertible Preferred Stock may be adversely affected upon the issuance of a new series of preferred stock ranking senior to or equally with the Mandatory Convertible Preferred Stock.
Our restated certificate of incorporation authorizes our Board of Directors, without the approval of our stockholders, to issue 5,000,000 shares of our preferred stock (including the Mandatory Convertible Preferred Stock), subject to limitations prescribed by applicable law, rules and regulations and the provisions of our restated certificate of incorporation, as shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The powers, preferences and rights of these additional series of preferred stock may be on parity with, or (subject to the consent rights of the holders of Mandatory Convertible Preferred Stock described under “Description of Mandatory Convertible Preferred Stock—Voting Power”) senior to, the Mandatory Convertible Preferred Stock, which may reduce its value.
The terms of the Mandatory Convertible Preferred Stock will not restrict our ability to offer a new series of preferred stock that ranks equally with the Mandatory Convertible Preferred Stock as to dividend payments or liquidation preference in the future. In addition, the terms of the Mandatory Convertible Preferred Stock permit us to issue a new series of preferred stock that ranks senior to the Mandatory Convertible Preferred Stock as to dividend payments or liquidation preference, in each case with the consent of at least two-thirds in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock (as defined herein) at the time outstanding and entitled to vote thereon, voting together as a single class. We have no obligation to consider the specific interests of the holders of the Mandatory Convertible Preferred Stock in engaging in any such offering or transaction.
You will have no rights with respect to our common stock until the Mandatory Convertible Preferred Stock is converted, but you may be adversely affected by certain changes made with respect to our common stock.
You will have no rights, powers or preferences with respect to our common stock, including voting powers, rights to respond to common stock tender offers, if any, and rights to receive dividends or other distributions on shares of our common stock, if any (other than through a conversion rate adjustment under certain circumstances), prior to the Mandatory Conversion Date or any Conversion Date (or, if applicable, the last day of the Early Conversion Settlement Period (each as herein defined)) with respect to a conversion of the Mandatory Convertible Preferred Stock, but your investment in the Mandatory Convertible Preferred Stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of the shares of common stock issuable upon conversion only as to matters for which the record date occurs after the date you are deemed to be a record holder of those shares. For example, in the event that an amendment is proposed to our restated certificate of incorporation requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are deemed to be a record holder of the shares of common stock issuable upon conversion of your Mandatory Convertible Preferred Stock, you will not be entitled to vote on the amendment (subject to certain limited exceptions and unless it would adversely affect the special rights, preferences and voting powers of the Mandatory Convertible Preferred Stock), even if your Mandatory Convertible Preferred Stock has been converted into shares of our common stock prior to the effective date of such change, and you will nevertheless be subject to any changes in the powers, preferences or rights of our common stock. See “Description of Capital Stock—Common Stock” in the accompanying prospectus for further discussion of our common stock.
You will have no voting powers with respect to the Mandatory Convertible Preferred Stock except under limited circumstances.
You will have no voting powers with respect to the Mandatory Convertible Preferred Stock, except with respect to certain amendments to the terms of the Mandatory Convertible Preferred Stock, in the case of certain dividend arrearages, in certain other limited circumstances and except as specifically required by Delaware law or by our restated certificate of incorporation. You will have no power to vote for any members of our Board of Directors except in the case of certain dividend arrearages. Whenever dividends on any shares of the Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods, the authorized number of directors on our Board of Directors will, at the next annual meeting of stockholders or at a special meeting of stockholders, if any, automatically be increased by two and the holders of such shares of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of other series of our Voting Preferred Stock (as defined herein) then outstanding, will be entitled, at our next annual meeting of stockholders or a special meeting of stockholders, if any, to vote for the election of a total of two additional members of our Board of Directors, subject to the terms and limitations described in “Description of Mandatory Convertible Preferred Stock—Voting Power.”
The Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ consolidated liabilities and may rank junior to future classes or series of our capital stock.
In the event of a bankruptcy, liquidation, dissolution or winding-up, our assets will be available to pay obligations on the Mandatory Convertible Preferred Stock only after all of our consolidated liabilities have been paid. In addition, the Mandatory Convertible Preferred Stock will rank (i) structurally junior to all existing and future liabilities of our subsidiaries and (ii) junior to each class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution. Your rights to participate in the assets of our subsidiaries upon any bankruptcy, liquidation, dissolution or winding up of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors. In the event of a bankruptcy, liquidation, dissolution or winding-up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the Mandatory Convertible Preferred Stock then outstanding. As of June 30, 2025, after giving effect to our Post-Q2 Net Borrowings and the use of proceeds from this offering, we would have had total indebtedness of approximately $2,031.3 million, and would have had $900.0 million available for borrowing under the 2024 Revolving Credit Agreement, subject to compliance with financial covenant ratios.
We may be unable to, or may choose not to, pay dividends on the Mandatory Convertible Preferred Stock at current or planned rates or at all.
Any future payments of cash dividends, and the amount of any cash dividends we pay, on our capital stock, including on the shares of Mandatory Convertible Preferred Stock, will be determined by our Board of Directors, or an authorized committee thereof, in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity, and other factors. The agreements governing our existing and future indebtedness may restrict our ability to pay cash dividends.
If upon (i) mandatory conversion, (ii) an Early Conversion (as defined herein) at the option of a holder or (iii) a conversion during the Fundamental Change Conversion Period (as defined herein), we have not declared and paid all or any portion of the accumulated and unpaid dividends payable on the outstanding shares of Mandatory Convertible Preferred Stock, the applicable conversion rate will be adjusted so that converting holders receive an additional number of shares of our common stock having a market value generally equal to the amount of such undeclared, accumulated and unpaid dividends, subject to the limitations described under “Description of Mandatory Convertible Preferred Stock—Mandatory Conversion,” “Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder” and “Description of Mandatory Convertible Preferred Stock— Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount,” respectively. As a result of such limitations, the market value of such additional number of shares of common stock may be less than the amount of such accumulated and unpaid dividends. In the case of mandatory conversion or Early Fundamental Change Conversion, if these limits to the adjustment of the conversion rate are reached, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, pay the shortfall in cash. To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount. We will not have an obligation to pay the shortfall in cash or deliver shares of our common stock in respect of such shortfall if these limits to the adjustment of the conversion rate are reached in the case of an Early Conversion at the option of the holder. The agreements governing our existing and future indebtedness may restrict our ability to pay cash to converting holders upon a Fundamental Change.
You may be subject to tax with respect to the Mandatory Convertible Preferred Stock even though you do not receive a corresponding cash distribution.
The conversion rate of the Mandatory Convertible Preferred Stock is subject to adjustment in certain circumstances. See “Description of Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments.” If, as a result of an adjustment (or failure to make an adjustment), your proportionate interest in our assets or earnings and profits is increased, you may be deemed to have received for U.S. federal income tax purposes a taxable distribution without the receipt of any cash. In addition, we may make distributions to holders of the Mandatory Convertible Preferred Stock that are paid in common stock. Any such distribution may be taxable to the same extent as a cash distribution of the same amount. In these circumstances and possibly others, a holder of the Mandatory Convertible Preferred Stock may be subject to tax even though it has received no cash with which to pay that tax, thus giving rise to an out-of-pocket expense. If you are a Non-U.S. holder (as defined in “Certain United States Federal Income Tax Consequences”), any deemed dividend could be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be withheld from or set off against subsequent payments or deliveries with respect to the Mandatory Convertible Preferred Stock. The U.S. Internal Revenue Service (the “IRS”) has proposed regulations addressing the amount and timing of constructive distributions, obligations of withholding agents and filing and notice obligations of issuers, which if adopted could affect the U.S. federal income tax treatment of holders of Mandatory Convertible Preferred Stock deemed to receive such a distribution. See “Certain United States Federal Income Tax Consequences” for a further discussion of the U.S. federal income tax implications.
Certain rights of the holders of the Mandatory Convertible Preferred Stock could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, may affect the ability of holders of Mandatory Convertible Preferred Stock to exercise their rights associated with a potential Fundamental Change.
Certain rights of the holders of the Mandatory Convertible Preferred Stock could make it more difficult or more expensive for a third party to acquire us. For example, if a Fundamental Change were to occur on or prior to September 1, 2028, holders of the Mandatory Convertible Preferred Stock may have the option to convert their Mandatory Convertible Preferred Stock, in whole or in part, at an increased conversion rate and will also be entitled to receive a Fundamental Change Dividend Make-Whole Amount equal to the present value as of the Fundamental Change Effective Date of all remaining dividend payments on their Mandatory Convertible Preferred Stock from the Fundamental Change Effective Date to, but excluding, September 1, 2028. See “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” These features of the Mandatory Convertible Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.
An active trading market for the Mandatory Convertible Preferred Stock does not exist and may not develop.
The Mandatory Convertible Preferred Stock is a new issue of securities with no established trading market. The liquidity of the trading market in the Mandatory Convertible Preferred Stock, and the market price quoted for the Mandatory Convertible Preferred Stock, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. We intend to apply to list the Mandatory Convertible Preferred Stock on the Nasdaq under the symbol “BRKRP.” Even if the Mandatory Convertible Preferred Stock is approved for listing on the Nasdaq, such listing does not guarantee that a trading market for the Mandatory Convertible Preferred Stock will develop or, if a trading market for the Mandatory Convertible Preferred Stock does develop, the depth or liquidity of that market or the ability of the holders to sell the Mandatory Convertible Preferred Stock, or to sell the Mandatory Convertible Preferred Stock at a favorable price. In addition, as shares of the Mandatory Convertible Preferred Stock are converted, the liquidity of the Mandatory Convertible Preferred Stock that remains outstanding may decrease.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and accompanying prospectus and the information and documents we file with the SEC that are incorporated by reference herein contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in this prospectus supplement and accompanying prospectus and the documents incorporated by reference herein, including statements regarding our future financial condition, regulatory approvals, business strategy and plans and objectives of management for future operations, are forward-looking statements. Without limiting the foregoing, the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “may,” “will,” “intend,” “estimate,” “should,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:
•
the impact of supply chain challenges on our business and operations, including inventory supply problems, global supply chain challenges, changes to trade policies, financial market volatility and disruption, and other macroeconomic issues, including uncertain economic conditions in the United States and abroad;

•	expectations regarding the global economy, inflation, the potential for recession and geopolitical tensions and any resulting sanctions, or wars;
•	our intentions regarding our intellectual property;
•	the impact of government contracts and government regulation;
•	the impact of tariffs;
•	the impact of government funding decisions;
•	our working capital requirements and sufficiency of cash to fund our operations and investment activities;
•	our competition;
•	the seasonality of our business;
•	the sufficiency of our facilities;
•	our employee relations and ability to attract, develop and retain qualified employees;
•	the impact of legal or intellectual property proceedings;
•	the impact of changes to tax and accounting rules and changes in law;
•	our anticipated effective tax rate;
•	our expectations regarding cash dividends, share repurchases, interest expense, interest rate swap agreements, expenses and capital expenditures;
•	the impact of foreign currency exchange rates and changes in commodity prices;
•	the impact of our restructuring initiatives;
•
our ability to successfully complete significant acquisitions on a timely basis, including the receipt of required regulatory approvals and the satisfaction of required conditions to the completion of prospective acquisitions;

•	the level and impact of our M&A activity and our ability to integrate acquired companies;
•	our expectations regarding backlog and revenue; and
•	any other statements that address events or developments that the Company intends or believes will or may occur in the future.
Any forward-looking statements contained, or incorporated by reference, herein are based on current expectations but are subject to a number of risks and uncertainties, and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, continued volatility in the capital markets, the impact of increased interest rates, our ability to raise capital to support our operations on favorable terms, product development and market acceptance of our products, competition, rapidly changing technologies and product obsolescence, the effects of climate change, including natural disasters, catastrophic events and other events beyond our control.
The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and it is not possible for us to predict all of them. Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the SEC, including in the “Risk Factors” sections of our Annual Report, our 2025 Quarterly Reports, and our annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, each of which are incorporated by reference in this prospectus supplement and accompanying prospectus, and in the “Risk Factors” section of this prospectus supplement. See “Where You Can Find More Information.”
Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement and accompanying prospectus and in the documents incorporated by reference herein. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this prospectus supplement and accompanying prospectus and in the documents incorporated by reference herein, those results or developments may not be indicative of results or developments in subsequent periods. While we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, even if our estimates change, and readers should not rely on those forward-looking statements as representing our views as of any date subsequent to the date of the filing of this report.
Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus supplement and accompanying prospectus and in the documents incorporated by reference herein speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments, except as required by law.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $582.0 million (or approximately $669.5 million if the underwriters exercise their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock in full), in each case after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to strengthen the balance sheet and enhance strategic flexibility by repaying the following debt (dollars in millions):

Debt	Weighted Average Interest Rate	Maturity Date	Amount Outstanding as of June 30, 2025	Amount Outstanding as of June 30, 2025 On An As Adjusted Basis
2019 Term Loan Agreement (USD denominated)(1)	year ended December 31, 2024: 6.65% six months ended June 30, 2025: 5.96%	December 2026	$255.8	—

Borrowings under the 2024 Revolving Credit Agreement (CHF denominated)(2)	year ended December 31, 2024: 2.60% six months ended June 30, 2025: 1.70%	January 2029	$122.1 + Post-Q2 Net Borrowings of $177.9	—

Loan due 2027 under the 2024 Term Loan Agreements (CHF denominated)(3)	year ended December 31, 2024: 2.51% six months ended June 30, 2025: 1.81%	March 2027	$181.9	$155.7

(1)
Bears interest at a rate equal to our option of (a) the Secured Overnight Financing Rate (“SOFR”), plus a margin ranging from 1.000% to 1.500%, based on our leverage ratio, or (b) the highest of (i) the federal funds effective rate plus ½ of 1%, (ii) the prime rate announced by Bank of America, N.A., and (iii) SOFR, as adjusted, plus 1%, plus a margin ranging from 0.100% to 0.500%, based on our leverage ratio.

(2)
Bears interest at a rate equal to our option of (a) SOFR applicable to the relevant currency, plus a margin ranging from 1.000% to 1.500%, based on our leverage ratio, or (b) the highest of (i) the federal funds effective rate plus 0.5%, (ii) the prime rate announced by Bank of America, N.A., and (iii) SOFR, as adjusted, plus 1.00%, plus a margin rate ranging from 0.000% to 0.500%, based on our leverage ratio.

(3)
Bears interest at a rate equal to the Swiss Average Rate Overnight, plus a margin ranging from 1.000% to 1.500%, based on the our leverage ratio or if the Loans are required to bear interest determined by reference to an alternate base rate (“ABR Loans”), then such ABR Loans shall bear interest equal to (i) the federal funds effective rate plus ½ of 1%, (ii) the prime rate announced by Bank of America, N.A., and (iii) 1%, plus a margin ranging from 0.100% to 0.200%, based on the our leverage ratio.

If the underwriters exercise their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock, we intend to use the additional net proceeds for general corporate purposes, which may include further payments of outstanding indebtedness, funding working capital, capital expenditures, potential future acquisitions and investments, investments in or loans to our subsidiaries, share repurchases and dividends.
As of June 30, 2025, we had total indebtedness of $2,435.3 million. Subsequent to June 30, 2025, and up until the date of this prospectus supplement, we had net borrowings of approximately $177.9 million under the 2024 Revolving Credit Agreement. As of June 30, 2025, after giving effect to our Post-Q2 Net Borrowings and the use of proceeds from this offering, we would have had total indebtedness of approximately $2,031.3 million, and would have had the maximum availability for borrowing under the 2024 Revolving Credit Agreement of $900.0 million, subject to compliance with financial covenant ratios.
Net proceeds from this offering that are not immediately used for the purposes described above may be held in cash or invested temporarily in cash equivalents.

Affiliates of certain of the underwriters are lenders under the 2019 Term Loan Agreement, the 2024 Revolving Credit Agreement and the CHF Loan due 2027 and will receive a portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION
The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2025:
(i)	on an actual basis; and
(ii)	on an as adjusted basis to give effect to this offering and the use of proceeds therefrom.
You should read this table in conjunction with the section titled “Use of Proceeds” included in this prospectus supplement, and with the financial statements and the related notes incorporated by reference in this prospectus supplement.
The following table does not reflect the sale of any shares of Mandatory Convertible Preferred Stock that may be sold to the underwriters of this offering upon exercise of their over-allotment option to purchase additional shares of our Mandatory Convertible Preferred Stock.

	As of June 30, 2025
	Actual	As Adjusted
	($ in millions)
Cash and cash equivalents	$92.0	$92.0
Debt:
2024 Term Loan Agreements:
CHF loan due 2027	$181.9	$155.7
CHF loan due 2029	183.1	183.1
CHF loan due 2031	189.0	189.0
2019 Term Loan Agreement:
USD loan quarterly payments of $3.8 million and balloon payment due December 2026	255.8	—
Note Purchase Agreements (Senior notes):
CHF 50 million 2.56% due April 15, 2034	63.0	63.0
CHF 146 million 2.62% due April 15, 2036 and CHF 50 million 2.60% due April 15, 2036	246.9	246.9
CHF 135 million 2.71% due April 15, 2039 and CHF 50 million 2.62% due April 15, 2039	233.1	233.1
CHF 300 million 0.88% due December 8, 2031	378.0	378.0
CHF 297 million 1.01% due December 11, 2029	374.2	374.2
EUR 150 million 1.03% due December 8, 2031	176.5	176.5
CHF revolving loan under the 2024 Revolving Credit Agreement(1)(2)	122.1	—
Other loans	15.2	15.2
Unamortized debt issuance costs(3)	(2.8)	(2.7)
Total loans and notes outstanding	$2,416.0	$ 2,012.0
Finance lease obligations	19.3	19.3
Total debt, including current portion ($55.7)	$2,435.3	$2,031.3

Redeemable non-controlling interests:
Redeemable non-controlling interests	$47.4	$47.4

Shareholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 0 issued and outstanding on an actual basis, and 2,400,000 shares issued and outstanding on as adjusted basis(4)	$—	$—
Common stock, $0.01 par value, 260,000,000 shares authorized, 182,695,537 shares issued and 151,715,927 shares outstanding, in each case, on an actual and as adjusted basis(5)	1.8	1.8

	As of June 30, 2025
	Actual	As Adjusted
	($ in millions)
Treasury shares, 30,979,610 treasury shares on an actual and as adjusted basis (held at cost)	(1,247.2)	(1,247.2)
Additional paid in capital(4)	730.0	1,312.0
Retained earnings	2,416.4	2,416.4
Accumulated other comprehensive loss	(97.0)	(97.0)
Noncontrolling interests in consolidated subsidiaries	15.4	15.4
Total shareholders’ equity(4)	$1,819.4	$2,401.4
Total capitalization	$4,302.1	$4,480.1

(1)
As of August 29, 2025, under the 2024 Revolving Credit Agreement, we had $300.0 million of borrowings outstanding and $600.0 million of availability, subject to compliance with financial covenant ratios, on an actual basis and no borrowings outstanding and $900.0 million of availability on an as adjusted basis, subject to compliance with financial covenant ratios. See “Use of Proceeds” for additional information.

(2)
In addition, as of June 30, 2025, we had $184.0 million of bank guarantees, working capital lines and other lines of credit with various financial institutions located primarily in Germany and Switzerland that are unsecured and typically due upon demand.

(3)
The decrease in as adjusted unamortized debt issuance costs of $0.1 million is due to the repayment of indebtedness with the use of proceeds from the offering. See “Use of Proceeds” for additional information.

(4)	We expect to classify the Mandatory Convertible Preferred Stock as equity on our balance sheet. However, the accounting analysis has not been completed as of the date hereof.
(5)	The number of shares of common stock outstanding is based on 151,715,927 shares of common stock outstanding as of June 30, 2025, and does not include:
•	any shares issuable upon conversion of the Mandatory Convertible Preferred Stock or any shares issued in payment of a dividend on the Mandatory Convertible Preferred Stock;
•	537,447 shares of our common stock issuable upon the exercise of outstanding stock options to purchase our common stock, at a weighted-average exercise price of $40.21 per share;
•	822,175 shares of our common stock issuable upon the vesting of outstanding unvested restricted stock units;
•
5,033,611 shares of our common stock reserved for future issuance under our 2016 Incentive Compensation Plan, which is scheduled to expire on February 18, 2026 (and, for the avoidance of doubt, 12,000,000 shares of our common stock reserved for future issuance under our 2026 Incentive Compensation Plan which will become effective on February 19, 2026); and

•	2,259,905 shares of our common stock reserved for future issuance under our 2022 Employee Stock Purchase Plan.

DIVIDEND POLICY
In recent years, we have paid dividends on our common stock. In February 2025, we announced that our Board of Directors (the “Board”) declared a quarterly dividend of $0.05 per shares that was paid in March 2025. In May 2025, we announced that the Board declared a quarterly dividend of $0.05 per shares that was paid in June 2025. In August 2025, we announced that the Board has declared a quarterly dividend of $0.05 per share that will be payable in October 2025. There is no guarantee that such dividends will continue indefinitely. In the future, our Board may determine to reduce or eliminate our common stock dividend in order to fund investments for growth, repurchase shares or conserve capital resources. Our ability to declare and pay dividends may be limited by the agreements governing our existing and future indebtedness.

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED STOCK
The following description is a summary of certain provisions of our 6.375% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share, which we refer to as our “Mandatory Convertible Preferred Stock.” The following summary of the terms of the Mandatory Convertible Preferred Stock is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate of designations governing the terms of the Mandatory Convertible Preferred Stock (the “Certificate of Designations”) and our restated certificate of incorporation.
As used in this section, the terms the “Company,” “us,” “we” or “our” refer to Bruker Corporation and not any of its subsidiaries or affiliates.
General
Our authorized capital stock consists of 265,000,000 shares, of which:
•	260,000,000 are designated as common stock, $0.01 par value per share; and
•	5,000,000 are designated as preferred stock, $0.01 par value per share.
Under our restated certificate of incorporation, our Board of Directors is authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each series, to fix, without further stockholder approval (except as may be required by our restated certificate of incorporation or any certificate of designation relating to any series of preferred stock), the voting powers, if any, and the designations, relative preferences, participating, optional or other special rights or privileges, and the qualifications, limitations or restrictions of such series of preferred stock and the number of shares of such series. See “Description of Capital Stock—Preferred Stock” in the accompanying prospectus. As of the date of this prospectus supplement, we have no preferred stock outstanding.
When issued, the Mandatory Convertible Preferred Stock and our common stock issued upon the conversion of, or issued and paid as a dividend on, the Mandatory Convertible Preferred Stock will be fully paid and nonassessable. The holders of the Mandatory Convertible Preferred Stock will have no preemptive or preferential rights to purchase or subscribe for any class of our stock, obligations, warrants or other securities.
Ranking
The Mandatory Convertible Preferred Stock, with respect to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, as applicable, will rank:
•
senior to (i) our common stock and (ii) each other class or series of our capital stock established after the first original issue date of shares of the Mandatory Convertible Preferred Stock (the “Initial Issue Date”), the terms of which do not expressly provide that such class or series ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding up or dissolution or (y) on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding up or dissolution (which we refer to collectively as “Junior Stock”);

•
on parity with any class or series of our capital stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Parity Stock”);

•
junior to each class or series of our capital stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Senior Stock”); and

•	junior to our existing and future indebtedness and other liabilities.
Holders of the Mandatory Convertible Preferred Stock do not have preemptive or subscription rights. In addition, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, the Mandatory Convertible Preferred Stock will be structurally subordinated to any existing and future indebtedness and other liabilities of each of our subsidiaries. See “Risk Factors—Risks Relating to Ownership of the Mandatory Convertible Preferred Stock and Our Common Stock—The Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ consolidated liabilities and may rank junior to future classes or series of our capital stock.”
As of June 30, 2025, after giving effect to our Post-Q2 Net Borrowings and the use of proceeds from this offering, we would have had total indebtedness of approximately $2,031.3 million, and would have had $900.0 million available for borrowing under the 2024 Revolving Credit Agreement, subject to compliance with financial covenant ratios.
Listing
We intend to apply to list the Mandatory Convertible Preferred Stock on the Nasdaq under the symbol “BRKRP.” If the application is approved, we expect trading in the Mandatory Convertible Preferred Stock on the Nasdaq to begin within 30 days after the Initial Issue Date. In addition, upon listing, we will agree to use our commercially reasonable efforts to keep the Mandatory Convertible Preferred Stock listed on the Nasdaq (or if our common stock is not listed on the Nasdaq, on the principal other U.S. national or regional securities exchange on which our common stock is then listed). However, there can be no assurance that the Mandatory Convertible Preferred Stock will be listed, and if listed, that it will continue to be listed. Listing the Mandatory Convertible Preferred Stock on the Nasdaq does not guarantee that a trading market will develop or, if a trading market does develop, the depth or liquidity of that market or the ability of holders to sell their Mandatory Convertible Preferred Stock easily.
Dividends
Subject to the rights of holders of any class or series of any Senior Stock, holders of the Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by our Board of Directors, or an authorized committee thereof, out of funds legally available for payment, in the case of dividends paid in cash, and shares of common stock legally permitted to be issued, in the case of dividends paid in shares of common stock, cumulative dividends at the rate per annum of 6.375% of the Liquidation Preference of $250.00 per share of the Mandatory Convertible Preferred Stock (equivalent to $15.9375 per annum per share), payable in cash, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by us in our sole discretion (subject to the limitations described below). See “—Method of Payment of Dividends.” If declared, dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on March 1, June 1, September 1 and December 1 of each year to, and including, September 1, 2028, commencing on December 1, 2025 (each, a “Dividend Payment Date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date of the Mandatory Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available or shares of common stock legally permitted to be issued for the payment of such dividends. If declared, dividends will be payable on the relevant Dividend Payment Date to holders of record of the Mandatory Convertible Preferred Stock as they appear on our stock register at the Close of Business (as defined below) on February 15, May 15, August 15 and November 15, as the case may be, immediately preceding the relevant Dividend Payment Date (each, a “Regular Record Date”), whether or not such holders convert their shares, or such shares are automatically converted, after a Regular Record Date and on or prior to the immediately succeeding Dividend Payment Date; provided that the Regular Record Date for any such dividend shall not precede the date on which such dividend was so declared. These Regular Record Dates will apply regardless of whether a particular Regular Record Date is a Business Day. A “Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a Dividend Payment Date is not a Business Day, payment will be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.
A full dividend period is the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial dividend period will commence on, and include, the Initial Issue Date of the Mandatory Convertible Preferred Stock and will end on and exclude the December 1, 2025 Dividend Payment Date. The amount of dividends payable on each share of the Mandatory Convertible Preferred Stock for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for the initial dividend period and any partial dividend period will be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the Mandatory Convertible Preferred Stock for the initial dividend period, assuming the Initial Issue Date is September 8, 2025, will be approximately $3.6745 per share of Mandatory Convertible Preferred Stock (based on the annual dividend rate of 6.375% and a Liquidation Preference of $250.00 per share) and will be payable, when, as and if declared, on December 1, 2025, to the holders of record thereof on November 15, 2025. The dividend on the Mandatory Convertible Preferred Stock for each subsequent full dividend period, when, as and if declared, will be approximately $3.9844 per share of the Mandatory Convertible Preferred Stock (based on the annual dividend rate of 6.375% and a Liquidation Preference of $250.00 per share). Accumulated dividends on shares of the Mandatory Convertible Preferred Stock will not bear interest, nor shall additional dividends be payable thereon, if they are paid subsequent to the applicable Dividend Payment Date.
No dividend will be paid unless and until our Board of Directors, or an authorized committee of our Board of Directors, declares a dividend payable with respect to the Mandatory Convertible Preferred Stock. No dividend will be declared or paid upon, or any sum of cash or number of shares of our common stock set apart for the payment of dividends upon, any outstanding shares of the Mandatory Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends upon, all outstanding shares of the Mandatory Convertible Preferred Stock. Except as described above, dividends on shares of the Mandatory Convertible Preferred Stock converted to common stock will cease to accumulate, and all other rights of holders of the Mandatory Convertible Preferred Stock will terminate, from and after the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date (each, as defined below), as applicable (other than the right to receive the consideration due upon such conversion as described herein).
Our ability to declare and pay cash dividends and to make other distributions with respect to our capital stock, including the Mandatory Convertible Preferred Stock, may be limited by the terms of our and our subsidiaries’ existing and any future indebtedness. Any credit facilities, indentures or other financing agreements we enter into in the future may contain covenants that restrict our ability to pay cash dividends on our capital stock, including the Mandatory Convertible Preferred Stock. In addition, our ability to declare and pay dividends may be limited by applicable Delaware law. See “Risk Factors—Risks Relating to Ownership of the Mandatory Convertible Preferred Stock and Our Common Stock—We may be unable to, or may choose not to, pay dividends on the Mandatory Convertible Preferred Stock at current or planned rates or at all.”
Method of Payment of Dividends
Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the shares of the Mandatory Convertible Preferred Stock (whether or not for a current dividend period or any prior dividend period), determined in our sole discretion:
•	in cash;
•	by delivery of shares of our common stock; or
•	through any combination of cash and shares of our common stock.
We will make each payment of a declared dividend on the shares of the Mandatory Convertible Preferred Stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the Mandatory Convertible Preferred Stock notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in shares of our common stock no later than ten (10) Scheduled Trading Days (as defined below) prior to the Dividend Payment Date for such dividend; provided, however, that if we do not provide timely notice of this election, we will be deemed to have elected to pay the relevant dividend in cash. All cash payments to which a holder of the Mandatory Convertible Preferred Stock is entitled in connection with a declared dividend on the shares of the Mandatory Convertible Preferred Stock will be rounded to the nearest cent.
If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares will be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the Average VWAP (as defined below) per share of our common stock over the five consecutive Trading Day (as defined below) period beginning on, and including, the sixth Scheduled Trading

Day (as defined below) immediately preceding the applicable Dividend Payment Date (such average, the “Average Price”). If the five Trading Day period to determine the Average Price ends on or after the relevant Dividend Payment Date (whether because a Scheduled Trading Day is not a Trading Day due to the occurrence of a Market Disruption Event (as defined herein) or otherwise), then the Dividend Payment Date will be postponed until the second Business Day after the final Trading Day of such five Trading Day period; provided that no interest or other amounts will accrue as a result of such postponement.
No fractional shares of our common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in payment or partial payment of a dividend. We will instead, to the extent we are legally permitted to do so and to the extent permitted under the terms of the documents governing our indebtedness, pay a cash amount (computed to the nearest cent) to each holder that would otherwise be entitled to receive a fraction of a share of our common stock based on the Average Price with respect to such dividend. In the event we cannot pay cash in lieu of a fractional share, we will instead round up to the nearest whole share for such holder.
To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of, or for resales of, shares of our common stock issued as payment of a dividend on the shares of the Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion, we will, to the extent a registration statement covering such shares is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not (and were not at any time during the preceding three months) “affiliates” of ours for purposes of the Securities Act. To the extent applicable, we will also use our commercially reasonable efforts to have such shares of our common stock approved for listing on the Nasdaq (or if our common stock is not listed on the Nasdaq, on the principal other U.S. national or regional securities exchange on which our common stock is then listed), and qualified or registered under applicable state securities laws, if required; provided that we will not be required to qualify as a foreign corporation or to take any action that would subject us to general service of process in any such jurisdiction where we are not presently qualified or where we are not presently subject to taxation as a foreign corporation and such qualification or action would subject us to such taxation.
Notwithstanding the foregoing, in no event will the number of shares of our common stock to be delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to:
•	the declared dividend, divided by
•
$10.27, which amount represents approximately 35% of the Initial Price (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as set forth below in “—Anti-Dilution Adjustments” (such dollar amount, as adjusted, the “Floor Price”).

To the extent that the cash value of the amount of any declared dividend payable through the delivery of shares of common stock exceeds the product of (x) the number of shares of our common stock delivered in connection with such declared dividend and (y) 97% of the Average Price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, notwithstanding any notice by us to the contrary, pay such excess amount in cash (computed to the nearest cent). Any such payment in cash may not be permitted by our then existing debt instruments. To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of the Mandatory Convertible Preferred Stock.
Dividend Stopper
So long as any share of the Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other class or series of Junior Stock, and no common stock or any other class or series of Junior Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid in full in cash, shares of our common stock or a combination thereof, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends, on all outstanding shares of the Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to: (i) any dividend or distribution payable in shares of common stock or other Junior Stock, together with cash in lieu of any fractional share; (ii) purchases, redemptions or other acquisitions of common stock or other Junior Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business, including, without limitation, (x) purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (y) the forfeiture of unvested shares of restricted stock or share withholdings or other acquisitions or surrender of shares to which the holder may otherwise be entitled upon exercise, delivery or vesting of equity awards (whether in payment of applicable taxes, the exercise price or otherwise) and (z) the payment of cash in lieu of fractional shares; (iii) purchases or deemed purchases or acquisitions of fractional interests in shares of any of our common stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares of other Junior Stock or any securities exchangeable for or convertible into shares of common stock or other Junior Stock; (iv) any dividends or distributions of rights or common stock or other Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) purchases of common stock or other Junior Stock pursuant to a contractually binding requirement to buy common stock or other Junior Stock, including under a contractually binding stock repurchase plan, in each case, existing prior to the date of this prospectus supplement; (vi) the acquisition by us or any of our subsidiaries of record ownership in common stock or other Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than us or any of our subsidiaries), including as trustees or custodians, and the payment of cash in lieu of fractional shares; (vii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation preference) or Junior Stock and the payment of cash in lieu of fractional shares; and (viii) the acquisition of shares of any Junior Stock in exchange for, or a purchase, redemption or other acquisition for value of shares of any Junior Stock with the proceeds of a substantially concurrent sale of, shares of Junior Stock and the payment of cash in lieu of any fractional share.
The phrase “Share Dilution Amount” means the increase in the number of diluted shares of our common stock outstanding (determined in accordance with GAAP and as measured from the Initial Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
When dividends on shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any Dividend Payment Date or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable Regular Record Date, no dividends may be declared or paid on any shares of Parity Stock unless dividends are declared on the shares of the Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of the Mandatory Convertible Preferred Stock and such shares of Parity Stock shall be allocated pro rata among the holders of the shares of the Mandatory Convertible Preferred Stock and the holders of any shares of Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate those payments so that the respective amounts of those payments for the declared dividend bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the Mandatory Convertible Preferred Stock and all declared and unpaid dividends per share on such shares of Parity Stock bear to each other (subject to their having been declared by our Board of Directors, or an authorized committee thereof, out of legally available funds); provided, however, that any unpaid dividends on the Mandatory Convertible Preferred Stock will continue to accumulate except as described herein. For purposes of this calculation, with respect to non-cumulative Parity Stock, we will use the full amount of dividends that would be payable for the most recent dividend period if dividends were declared in full on such non-cumulative Parity Stock.
Subject to the foregoing, and not otherwise, such dividends as may be determined by our Board of Directors, or an authorized committee thereof, may be declared and paid (payable in cash, securities or other property) on any securities, including our common stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of the Mandatory Convertible Preferred Stock shall not be entitled to participate in any such dividends.

Redemption
The Mandatory Convertible Preferred Stock will not be redeemable. However, at our option, we may purchase or exchange the Mandatory Convertible Preferred Stock from time to time in the open market, by tender or exchange offer or otherwise, without the consent of, or notice to, holders.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Mandatory Convertible Preferred Stock will be entitled to receive a Liquidation Preference in the amount of $250.00 per share of the Mandatory Convertible Preferred Stock (the “Liquidation Preference”), plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such shares, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution, such amount to be paid out of our assets legally available for distribution to our stockholders, after satisfaction of debt and other liabilities owed to our creditors and holders of shares of any Senior Stock and before any payment or distribution is made to holders of Junior Stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount on the shares of the Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends (to, but excluding, the date fixed for liquidation, winding-up or dissolution) on, all Parity Stock are not paid in full, the holders of the Mandatory Convertible Preferred Stock and all holders of any such Parity Stock will share equally and ratably in any distribution of our assets in proportion to their respective liquidation preferences and amounts equal to accumulated and unpaid dividends to which they are entitled. After payment to any holder of the Mandatory Convertible Preferred Stock of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for such holder’s shares of the Mandatory Convertible Preferred Stock, such holder of the Mandatory Convertible Preferred Stock will have no right or claim to any of our remaining assets.
Neither the sale, lease nor exchange of all or substantially all of our assets or business, nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding- up or dissolution.
Our restated certificate of incorporation, including the Certificate of Designations for the Mandatory Convertible Preferred Stock, will not contain any provision requiring funds to be set aside to protect the Liquidation Preference of the Mandatory Convertible Preferred Stock even though it is substantially in excess of the par value thereof.
Voting Power
The holders of the Mandatory Convertible Preferred Stock will not have any voting rights or powers, except as described below and as specifically required by Delaware law or by our restated certificate of incorporation from time to time.
Whenever dividends on any shares of the Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the Initial Issue Date and ending on, but excluding, December 1, 2025), whether or not for consecutive dividend periods (a “Nonpayment”), the authorized number of directors on our Board of Directors will, at the next annual meeting of stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and the holders of such shares of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of Voting Preferred Stock (as defined below) then outstanding, will be entitled, at our next annual meeting of stockholders or at a special meeting of stockholders, if any, as provided below, to vote for the election of a total of two additional members of our Board of Directors (the “Preferred Stock Directors”); provided, however, that the election of any such Preferred Stock Directors will not cause us to violate the corporate governance requirements of the Nasdaq (or any other exchange or automated quotation system on which our securities may be listed or quoted) that require listed or quoted companies to have a majority of independent directors; and provided, further, that our Board of Directors shall, at no time, include more than two Preferred Stock Directors. In the event of a Nonpayment, the holders of record of at least 25% of the shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock may request that a special meeting of stockholders be called to elect such Preferred Stock Directors (provided, however, that if our next annual or a special meeting of stockholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Stock Directors, to the extent otherwise permitted by our amended and restated bylaws, will, instead, be included in the agenda for and will be held at such scheduled annual or special meeting of stockholders). The Preferred Stock Directors will stand for reelection annually, at each subsequent annual meeting of the stockholders, so long as the holders of the Mandatory Convertible Preferred Stock continue to have such voting powers.
At any meeting at which the holders of the Mandatory Convertible Preferred Stock are entitled to elect Preferred Stock Directors, the holders of record of a majority in voting power of the then outstanding shares of the Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority in voting power of such shares of the Mandatory Convertible Preferred Stock and other Voting Preferred Stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Stock Directors.
As used in this prospectus supplement, “Voting Preferred Stock” means any other class or series of our Parity Stock upon which like voting powers for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the Mandatory Convertible Preferred Stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other Voting Preferred Stock voted.
If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have been paid in full, or declared and a sum of cash or number of shares of our common stock sufficient for such payment shall have been set aside for the benefit of the holders thereof on the applicable Regular Record Date (a “Nonpayment Remedy”), the holders of the Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting powers, subject to the revesting of such powers in the event of each subsequent Nonpayment. If such voting powers for the holders of the Mandatory Convertible Preferred Stock and all other holders of Voting Preferred Stock have terminated, each Preferred Stock Director then in office shall automatically be disqualified as a director and shall no longer be a director and the term of office of each Preferred Stock Director so elected will terminate at such time and the authorized number of directors on our Board of Directors shall automatically decrease by two.
Any Preferred Stock Director may be removed at any time, with or without cause, by the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting powers described above. In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, except that in the event that such vacancy is created as a result of such Preferred Stock Director being removed, or if no Preferred Stock Director remains in office, then such vacancy may be filled by a vote of the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting powers described above; provided, however, that the election of any such Preferred Stock Directors to fill such vacancy will not cause us to violate the corporate governance requirements of the Nasdaq (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The Preferred Stock Directors will each be entitled to one vote per director on any matter that comes before our Board of Directors for a vote.
So long as any shares of the Mandatory Convertible Preferred Stock are outstanding, we will not:
•
without the affirmative vote or consent of holders of at least two-thirds in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock at the time outstanding and entitled to vote thereon (if any), voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at an annual or special meeting of such stockholders, amend or alter the provisions of our restated certificate of incorporation so as to authorize or create, or increase the authorized number of, any class or series of Senior Stock;

•
without the affirmative vote or consent of holders of at least two-thirds in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock given in person or by proxy, either in writing without a meeting or by vote at an annual or special meeting of such stockholders, amend, alter or repeal any provision of our restated certificate of incorporation or the Certificate of Designations for the Mandatory Convertible Preferred Stock so as to materially and adversely affect the special rights, preferences or voting powers of the Mandatory Convertible Preferred Stock; or

•
without the affirmative vote or consent of holders of at least two-thirds in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock given in person or by proxy, either in writing without a meeting or by vote at an annual or special meeting of such stockholders, consummate a binding share exchange or reclassification involving the shares of the Mandatory Convertible Preferred Stock, or a merger or consolidation of us with another entity, unless in each case: (i) the shares of the Mandatory Convertible Preferred Stock remain outstanding following the consummation of such binding share exchange, reclassification, merger or consolidation or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity (or the Mandatory Convertible Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (ii) the shares of the Mandatory Convertible Preferred Stock that remain outstanding or such shares of preference securities, as the case may be, have such rights, preferences and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences and voting powers, taken as a whole, of the Mandatory Convertible Preferred Stock immediately prior to the consummation of such transaction;

provided, however, that in the event that a transaction would trigger voting powers under both the second and the third bullet point above, the third bullet point will govern; provided, further, however, that (1) any increase in the number of our authorized but unissued shares of our preferred stock, (2) any increase in the number of authorized or issued shares of the Mandatory Convertible Preferred Stock, (3) the creation and issuance, or increase in the authorized or issued shares, of any class or series of Parity Stock or Junior Stock or (4) the application of the provisions described below under the Section titled “—Recapitalizations, Reclassifications and Changes of Our Common Stock” will be, in each case, deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences or voting powers of the Mandatory Convertible Preferred Stock and shall not require the affirmative vote or consent of holders of the Mandatory Convertible Preferred Stock. Our restated certificate of incorporation and Delaware law permit us, without the approval of any of our stockholders (including any holders of the Mandatory Convertible Preferred Stock), to establish and issue a new series of preferred stock ranking equally with or junior to the Mandatory Convertible Preferred Stock, which may dilute the voting and other interests of holders of the Mandatory Convertible Preferred Stock. See “Description of Capital Stock—Preferred Stock” in the accompanying prospectus.
As of June 30, 2025, we had issued and outstanding 151,715,927 shares of common stock, and as of the date of this prospectus supplement, we had no issued and outstanding shares of preferred stock.
Without the vote or consent of the holders of the Mandatory Convertible Preferred Stock, we may amend, alter, correct, supplement or repeal any terms of the Mandatory Convertible Preferred Stock for the following purposes:
•
to cure any ambiguity, omission or mistake, or to correct or supplement any provision contained in the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock that may be defective or inconsistent with any other provision contained in such Certificate of Designations;

•
to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of our restated certificate of incorporation or the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock; or

•	to make any other change that does not materially and adversely affect the rights of any holder of the Mandatory Convertible Preferred Stock (other than any holder that consents to such change).
In addition, without the consent of the holders of the Mandatory Convertible Preferred Stock, we may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock in order to (i) conform the terms thereof to the description of the terms of the Mandatory Convertible Preferred Stock set forth under “Description of Mandatory Convertible Preferred Stock” in this prospectus supplement relating to this offering, as supplemented and/or amended by any related pricing term sheet or (ii) file a certificate of correction with respect to the Certificate of Designations to the extent permitted by Section 103(f) of the Delaware General Corporation Law.
Mandatory Conversion
Each outstanding share of the Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert on the Mandatory Conversion Date (as defined below) into a number of shares of our common stock equal to the Conversion Rate described below.
The “Conversion Rate,” which is the number of shares of our common stock issuable upon conversion of each share of the Mandatory Convertible Preferred Stock on the Mandatory Conversion Date (excluding any shares of our common stock issued in respect of accrued and unpaid dividends, as described below), will be as follows:
•
if the Applicable Market Value (as defined below) of our common stock is greater than the Threshold Appreciation Price, which is approximately $35.95, then the Conversion Rate will be 6.9534 shares of our common stock per share of the Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”);

•
if the Applicable Market Value of our common stock is less than or equal to the Threshold Appreciation Price but equal to or greater than the Initial Price, which is approximately $29.35, then the Conversion Rate will be equal to $250.00, divided by the Applicable Market Value of our common stock, rounded to the nearest ten-thousandth of a share; or

•
if the Applicable Market Value of our common stock is less than the Initial Price, then the Conversion Rate will be 8.5179 shares of our common stock per share of the Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”).

For the avoidance of doubt, the Conversion Rate per share of the Mandatory Convertible Preferred Stock will in no event exceed the Maximum Conversion Rate, subject to adjustment as described under “—Anti-Dilution Adjustments” below and exclusive of any amounts owing in respect of any Additional Conversion Amount or any accrued and unpaid dividends paid at our election in shares of common stock.
We refer to the Minimum Conversion Rate and the Maximum Conversion Rate collectively as the “Fixed Conversion Rates.” The Fixed Conversion Rates are subject to adjustment as described under “—Anti-Dilution Adjustments” below. The “Threshold Appreciation Price” is calculated by dividing $250.00 by the Minimum Conversion Rate, and represents approximately 22.50% appreciation over the Initial Price. The “Initial Price” is calculated by dividing $250.00 by the Maximum Conversion Rate and initially equals approximately $29.35, the closing price of our common stock on September 3, 2025.
If we declare a dividend on the Mandatory Convertible Preferred Stock for the dividend period ending on, but excluding, September 1, 2028, we will pay such dividend to the holders of record as of the immediately preceding Regular Record Date, as described above under “—Dividends.” If, on or prior to September 1, 2028, we have not declared a dividend payable in the amount of all of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, the Conversion Rate will be adjusted so that holders receive an additional number of shares of our common stock per share of Mandatory Convertible Preferred Stock equal to:
•	the amount of such undeclared, accumulated and unpaid dividends per share of the Mandatory Convertible Preferred Stock (the “Additional Conversion Amount”), divided by
•	the greater of (x) the Floor Price and (y) 97% of the Average Price (calculated using September 1, 2028 as the applicable Dividend Payment Date).
To the extent that the cash value of the portion of the Additional Conversion Amount payable through the delivery of additional shares of common stock exceeds the product of such number of additional shares and 97% of the Average Price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, declare and pay such excess amount in cash (computed to the nearest cent) pro rata per share to the holders of the Mandatory Convertible Preferred Stock. Any such payment in cash may not be permitted by our then existing debt instruments. To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends on the shares of the Mandatory Convertible Preferred Stock.
Hypothetical Conversion Values Upon Mandatory Conversion
For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of the Mandatory Convertible Preferred Stock would receive upon mandatory conversion of one share of the Mandatory Convertible Preferred Stock at various Applicable Market Values for our common stock. The table assumes that there will be no conversion adjustments as described above for any Additional Conversion Amount or as described below in “—Anti-Dilution Adjustments” and that dividends on the Mandatory Convertible Preferred Stock will be declared and paid in cash (and not in additional shares of our common stock). The actual Applicable Market Value of our common stock may differ from those set forth in the table below. Given an Initial Price of approximately $29.35 and a Threshold Appreciation Price of approximately $35.95, a holder of the Mandatory Convertible Preferred Stock would receive on the Mandatory Conversion Date the number of shares of our common stock per share of the Mandatory Convertible Preferred Stock set forth below, subject to the provisions described below with respect to any fractional share of our common stock:

Assumed Applicable Market Value of our common stock	Number of shares of our common stock to be received upon mandatory conversion	Assumed conversion value (calculated as Applicable Market Value multiplied by the number of shares of our common stock to be received upon mandatory conversion)
$4.00	8.5179	$34.07
$9.00	8.5179	$76.66
$14.00	8.5179	$119.25
$19.00	8.5179	$161.84
$24.00	8.5179	$204.43
$29.35	8.5179	$250.00
$32.00	7.8125	$250.00
$35.95	6.9541	$250.00
$40.00	6.9534	$278.14
$45.00	6.9534	$312.90
$50.00	6.9534	$347.67
$55.00	6.9534	$382.44
$60.00	6.9534	$417.20

Accordingly, assuming that the market price of our common stock on the Mandatory Conversion Date is the same as the Applicable Market Value of our common stock, the aggregate market value of our common stock you receive upon mandatory conversion of a share of the Mandatory Convertible Preferred Stock (excluding any shares of our common stock you receive in respect of accrued and unpaid dividends) will be:
•	greater than the $250.00 liquidation preference of the share of the Mandatory Convertible Preferred Stock, if the Applicable Market Value is greater than the Threshold Appreciation Price;
•
equal to the $250.00 liquidation preference of the share of the Mandatory Convertible Preferred Stock, if the Applicable Market Value is less than or equal to the Threshold Appreciation Price and greater than or equal to the Initial Price; and

•	less than the $250.00 liquidation preference of the share of the Mandatory Convertible Preferred Stock, if the Applicable Market Value is less than the Initial Price.
Certain Definitions
“Applicable Market Value” means the Average VWAP per share of our common stock over the Settlement Period (as defined below).
“Close of Business” means 5:00 p.m., New York City time.
“Mandatory Conversion Date” means the second Business Day immediately following the last Trading Day of the Settlement Period. The Mandatory Conversion Date is expected to be September 1, 2028. If the Mandatory Conversion Date occurs after September 1, 2028 (whether because a Scheduled Trading Day during the Settlement Period is not a Trading Day due to the occurrence of a Market Disruption Event (as defined below) or otherwise), no interest or other amounts will accrue as a result of such postponement.

“Market Disruption Event” means:
•	a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or
•
the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for our common stock, for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in our common stock.

“Open of Business” means 9:00 a.m., New York City time.
“Relevant Stock Exchange” means the Nasdaq or, if our common stock is not then listed on the Nasdaq, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading.
A “Scheduled Trading Day” is any day that is scheduled to be a Trading Day.
“Settlement Period” means the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding September 1, 2028.
A “Trading Day” means a day on which:
•	there is no Market Disruption Event; and
•	trading in our common stock generally occurs on the Relevant Stock Exchange; provided, however, that if our common stock is not listed or admitted for trading, “Trading Day” means any Business Day.
“VWAP” per share of our common stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “BRKR<EQUITY>AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is not available, the market value per share of our common stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose, which may include any of the underwriters for this offering). The “Average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each Trading Day in the relevant period.
Early Conversion at the Option of the Holder
Other than during a Fundamental Change Conversion Period (as defined below under “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”), holders of the Mandatory Convertible Preferred Stock will have the option to convert their Mandatory Convertible Preferred Stock, in whole or in part (but in no event in increments of less than one share of the Mandatory Convertible Preferred Stock), at any time prior to September 1, 2028 (an “Early Conversion”), into shares of our common stock at the Minimum Conversion Rate of 6.9534 shares of our common stock per share of the Mandatory Convertible Preferred Stock, subject to adjustment as described under “—Anti-Dilution Adjustments” below.
If, as of the Conversion Date (as defined below) of any Early Conversion (the “Early Conversion Date”), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or prior to the Dividend Payment Date immediately prior to such Early Conversion Date, the conversion rate for such Early Conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Stock at such time receive an additional number of shares of our common stock per share of Mandatory Convertible Preferred Stock equal to:
•
such amount of undeclared, accumulated and unpaid dividends per share of the Mandatory Convertible Preferred Stock for such prior full dividend periods (the “Early Conversion Additional Amount”), divided by

•
the greater of (x) the Floor Price and (y) the Average VWAP per share of our common stock over the 20 consecutive Trading Day period (the “Early Conversion Settlement Period”) commencing on, and including, the 21st Scheduled Trading Day immediately preceding the Early Conversion Date (such Average VWAP, the “Early Conversion Average Price”).

To the extent that the Early Conversion Additional Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash or deliver shares of our common stock in respect of such shortfall.
Except as described above, upon any Early Conversion of any Mandatory Convertible Preferred Stock, we will make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such Early Conversion Date occurs after the Regular Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case such dividend will be paid on such Dividend Payment Date to the holder of record of the converted shares of the Mandatory Convertible Preferred Stock as of such Regular Record Date, as described in the section above entitled “—Dividends.”
Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount
General
If a “Fundamental Change” (as defined below) occurs on or prior to September 1, 2028, holders of the Mandatory Convertible Preferred Stock will have the right (the “Fundamental Change Conversion Right”) during the Fundamental Change Conversion Period (as defined below) to:
(i)
convert their shares of the Mandatory Convertible Preferred Stock, in whole or in part (but in no event in increments of less than one share of the Mandatory Convertible Preferred Stock), into a number of shares of our common stock (or Units of Exchange Property as described below) at the conversion rate specified in the table below (the “Fundamental Change Conversion Rate”);

(ii)	with respect to such converted shares, receive a Fundamental Change Dividend Make-Whole Amount (as defined below) payable in cash or shares of our common stock; and
(iii)	with respect to such converted shares, receive the Accumulated Dividend Amount (as defined below) payable in cash or shares of our common stock, subject, in the case of clauses (ii) and (iii), to certain limitations with respect to the number of shares of our common stock that we will be required to deliver, all as described below. Notwithstanding clauses (ii) and (iii) above, if the Fundamental Change Effective Date (as defined below) or the Fundamental Change Conversion Date (as defined below) falls after the Regular Record Date for a dividend period for which we have declared a dividend and on or prior to the next Dividend Payment Date, then we will pay such dividend on the relevant Dividend Payment Date to the holders of record on such Regular Record Date, as described in “—Dividends,” the Accumulated Dividend Amount will not include the amount of such dividend, and the Fundamental Change Dividend Make-Whole Amount will not include the present value of the payment of such dividend.
To exercise the Fundamental Change Conversion Right, holders must submit their shares of the Mandatory Convertible Preferred Stock for conversion at any time during the period (the “Fundamental Change Conversion Period”) beginning on, and including, the Fundamental Change Effective Date and ending at the Close of Business on the date that is 20 calendar days after the Fundamental Change Effective Date (or, if applicable as described below, the date that is 20 calendar days after the date of notice of such Fundamental Change) but, in no event later than September 1, 2028. Holders of the Mandatory Convertible Preferred Stock that submit the shares for conversion during the Fundamental Change Conversion Period shall be deemed to have exercised their Fundamental Change Conversion Right. Holders who do not submit their shares for conversion during the Fundamental Change Conversion Period will not be entitled to convert their Mandatory Convertible Preferred Stock at the relevant Fundamental Change Conversion Rate or to receive the relevant Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount. A Conversion Date occurring during such Fundamental Change Conversion Period is referred to herein as a “Fundamental Change Conversion Date.”
We will notify holders of the Fundamental Change Effective Date no later than the second Business Day immediately following such Fundamental Change Effective Date. If we notify holders of a Fundamental Change later than the second Business Day following the Fundamental Change Effective Date, the Fundamental Change Conversion Period will be extended by a number of days equal to the number of days from, and including, such Fundamental Change Effective Date to, but excluding, the date of the notice; provided, however, that the Fundamental Change Conversion Period will not be extended beyond September 1, 2028.

A “Fundamental Change” will be deemed to have occurred, at any time after the Initial Issue Date of the Mandatory Convertible Preferred Stock, if any of the following occurs:
(i)
the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or change in par value) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or a combination thereof); (B) any consolidation, merger or other combination of us or binding share exchange pursuant to which our common stock will be converted into, or exchanged for, stock, other securities or other property or assets (including cash or a combination thereof); or (C) any sale, lease or other transfer or disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of ours and our subsidiaries taken as a whole, to any person other than one or more of our wholly-owned subsidiaries;

(ii)
any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than us, any of our wholly-owned subsidiaries, or any of our or any of our wholly-owned subsidiaries’ employee benefit plans (or any person or entity acting solely in its capacity as trustee, agent or other fiduciary or administrator of any such plan), filing a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our common stock representing more than 50% of the voting power of our common stock; or

(iii)
our common stock (or other common stock constituting Exchange Property (as defined under “Recapitalizations, Reclassifications and Changes of Our Common Stock”)) ceases to be listed or quoted for trading on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or another U.S. national securities exchange or any of their respective successors).

However, a transaction or transactions described in clause (i) or clause (ii) of the definition of “Fundamental Change” above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) becomes the Exchange Property.
If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related Fundamental Change Conversion Period (or, if none, on the effective date of such transaction), references to us in the definition of “Fundamental Change” above shall instead be references to such other entity.
Fundamental Change Conversion Rate
The Fundamental Change Conversion Rate will be determined by reference to the table below and is based on the effective date of such Fundamental Change (the “Fundamental Change Effective Date”) and the price (the “Fundamental Change Stock Price”) paid or deemed paid per share of our common stock in such Fundamental Change. If all holders of our common stock receive only cash in such Fundamental Change, the Fundamental Change Stock Price shall be the cash amount paid per share of common stock in such Fundamental Change. Otherwise, the Fundamental Change Stock Price shall be the Average VWAP per share of our common stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Fundamental Change Effective Date.
The Fundamental Change Stock Prices set forth in the first row of the table below (i.e., the column headers) will be adjusted as of any date on which the Fixed Conversion Rates of the Mandatory Convertible Preferred Stock are adjusted. The adjusted Fundamental Change Stock Prices will equal (i) the Fundamental Change Stock Prices applicable immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Fundamental Change Stock

Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates in the table below will be subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in “—Anti-Dilution Adjustments.”
The following table sets forth the Fundamental Change Conversion Rate per share of the Mandatory Convertible Preferred Stock for each Fundamental Change Stock Price and Fundamental Change Effective Date set forth below.

Fundamental Change Effective Date	$5.00	$10.00	$15.00	$20.00	$25.00	$29.35	$32.50	$35.95	$40.00	$50.00	$60.00	$70.00	$85.00	$100.00
September 8, 2025	7.2883	7.5358	7.4283	7.2916	7.1767	7.0984	7.0528	7.0116	6.9728	6.9087	6.8725	6.8517	6.8359	6.8292
September 1, 2026	7.6794	7.8824	7.7459	7.5567	7.3877	7.2692	7.1992	7.1360	7.0768	6.9801	6.9275	6.8987	6.8777	6.8693
September 1, 2027	8.0577	8.2325	8.1493	7.9333	7.6866	7.4944	7.3773	7.2713	7.1737	7.0258	6.9573	6.9265	6.9097	6.9055
September 1, 2028	8.5179	8.5179	8.5179	8.5179	8.5179	8.5179	7.6923	6.9541	6.9534	6.9534	6.9534	6.9534	6.9534	6.9534

The exact Fundamental Change Stock Price and Fundamental Change Effective Date may not be set forth in the table, in which case:
•
if the Fundamental Change Stock Price is between two Fundamental Change Stock Prices in the table or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, the Fundamental Change Conversion Rate will be determined by a straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Stock Prices and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

•
if the Fundamental Change Stock Price is in excess of $100.00 per share (subject to adjustment in the same manner as the Fundamental Change Stock Prices set forth in the column headings of the table above), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate; and

•
if the Fundamental Change Stock Price is less than $5.00 per share (subject to adjustment in the same manner as the Fundamental Change Stock Prices set forth in the column headings of the table above), then the Fundamental Change Conversion Rate will be the Maximum Conversion Rate.

Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount
For any shares of the Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, in addition to the common stock issued upon conversion at the Fundamental Change Conversion Rate, we will, at our option (subject to satisfaction of the requirements described below):
(a)
pay in cash (computed to the nearest cent), to the extent we are legally permitted to do so and to the extent permitted under the terms of the documents governing our indebtedness, an amount equal to the present value as of the Fundamental Change Effective Date, calculated using a discount rate of 7.30% per annum, of all dividend payments (excluding any Accumulated Dividend Amount, and subject to the second sentence under “—General” above) on each share of Mandatory Convertible Preferred Stock for (i) the partial dividend period, if any, from, and including, the Fundamental Change Effective Date to, but excluding, the next Dividend Payment Date and (ii) all remaining full dividend periods from, and including, the Dividend Payment Date following the Fundamental Change Effective Date to, but excluding, September 1, 2028 (the “Fundamental Change Dividend Make-Whole Amount”);

(b)
increase the number of shares of our common stock (or Units of Exchange Property) to be issued upon conversion of each share of Mandatory Convertible Preferred Stock by a number equal to (i) the Fundamental Change Dividend Make-Whole Amount, divided by (ii) the greater of (x) the Floor Price and (y) 97% of the Fundamental Change Stock Price; or

(c)
pay the Fundamental Change Dividend Make-Whole Amount through any combination of cash and shares of our common stock (or Units of Exchange Property) in accordance with the provisions of clauses (a) and (b) above.

As used herein, the term “Accumulated Dividend Amount” means, with respect to any Fundamental Change and with respect to each share of Mandatory Convertible Preferred Stock, the aggregate amount of undeclared, accumulated and unpaid dividends, if any, for dividend periods prior to the relevant Fundamental Change

Effective Date, including (but subject to the second sentence under “—General” above) for the partial dividend period, if any, from, and including, the Dividend Payment Date immediately preceding such Fundamental Change Effective Date to, but excluding, such Fundamental Change Effective Date. For the avoidance of doubt, if the Regular Record Date for a dividend period for which we have, as of the Fundamental Change Effective Date, declared a dividend occurs before or during the related Fundamental Change Conversion Period, then we will pay such dividend on the relevant Dividend Payment Date to the holders of record at the Close of Business on such Regular Record Date, as described in “—Dividends,” and the Accumulated Dividend Amount will not include the amount of such dividend, and the Fundamental Change Dividend Make-Whole Amount will not include the present value of such dividend.
The Accumulated Dividend Amount will be payable at our option (subject to satisfaction of the requirements described below):
•	in cash (computed to the nearest cent), to the extent we are legally permitted to do so and to the extent permitted under the terms of the documents governing our indebtedness;
•
in an additional number of shares of our common stock (or Units of Exchange Property) per share of Mandatory Convertible Preferred Stock equal to (i) the Accumulated Dividend Amount, divided by (ii) the greater of (x) the Floor Price and (y) 97% of the Fundamental Change Stock Price; or

•	through a combination of cash and shares of our common stock (or Units of Exchange Property) in accordance with the provisions of the preceding two bullets.
We will pay the Fundamental Change Dividend Make-Whole Amount and the Accumulated Dividend Amount in cash, except to the extent we elect on or prior to the second Business Day following the Fundamental Change Effective Date to make all or any portion of such payments in shares of our common stock (or Units of Exchange Property).
In addition, if we elect to deliver common stock (or Units of Exchange Property) in respect of all or any portion of the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount, to the extent that the cash value of the portion of the sum of the Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount payable through the delivery of additional shares of common stock (or Units of Exchange Property) exceeds the product of (x) the number of additional shares we deliver in respect thereof and (y) 97% of the Fundamental Change Stock Price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, pay such excess amount in cash (computed to the nearest cent). Any such payment in cash may not be permitted by our then existing debt instruments, including any restricted payments covenants. To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of the Mandatory Convertible Preferred Stock.
However, if we are prohibited from paying or delivering, as the case may be, the Fundamental Change Dividend Make-Whole Amount (whether in cash or in shares of our common stock), in whole or in part, due to limitations of applicable Delaware law, then the Fundamental Change Conversion Rate will instead be increased by a number of shares of common stock equal to the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-Whole Amount, divided by the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Stock Price. To the extent that the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-Whole Amount exceeds the product of such number of additional shares and 97% of the Fundamental Change Stock Price, we will not have any obligation to pay the shortfall in cash or deliver additional shares of our common stock in respect of such amount.
No fractional shares of our common stock (or to the extent applicable, Units of Exchange Property) will be delivered to converting holders of the Mandatory Convertible Preferred Stock in respect of the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount. We will instead, to the extent we are legally permitted to do so and to the extent permitted under the terms of the documents governing our indebtedness, pay a cash amount (computed to the nearest cent) to each converting holder that would otherwise be entitled to receive a fraction of a share of our common stock (or to the extent applicable, a Unit of Exchange Property) based on the Average VWAP per share of our common stock (or to the extent applicable, per Unit of

Exchange Property) over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Fundamental Change Conversion Date. In the event we cannot pay cash in lieu of a fractional share, we will instead round up to the nearest whole share for such holder.
Not later than the second Business Day following the Fundamental Change Effective Date, we will notify holders of:
•
the Fundamental Change Conversion Rate (or, if we provide notice to holders prior to the anticipated Fundamental Change Effective Date, specifying how the Fundamental Change Conversion Rate will be determined);

•
the Fundamental Change Dividend Make-Whole Amount and whether we will pay such amount in cash, shares of our common stock (or to the extent applicable, Units of Exchange Property) or a combination thereof, specifying the combination, if applicable; and

•
the Accumulated Dividend Amount as of the Fundamental Change Effective Date and whether we will pay such amount in cash, shares of our common stock (or to the extent applicable, Units of Exchange Property) or a combination thereof, specifying the combination, if applicable.

Our obligation to deliver shares at the Fundamental Change Conversion Rate and pay the Fundamental Change Dividend Make-Whole Amount (whether in cash, our common stock or any combination thereof) could be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies and therefore may not be enforceable in whole or in part.
Conversion Procedures
Upon Mandatory Conversion
Any outstanding shares of the Mandatory Convertible Preferred Stock will mandatorily and automatically convert into shares of common stock on the Mandatory Conversion Date. You will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of our common stock upon conversion, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own.
A certificate representing the shares of common stock issuable upon conversion will be issued and delivered to the converting holder, or, if the Mandatory Convertible Preferred Stock being converted is in global form, the shares of common stock issuable upon conversion shall be delivered to the converting holder through the facilities of DTC, in each case together with delivery by us to the converting holder of any cash to which the converting holder is entitled, only after all applicable taxes and duties, if any, payable by you have been paid in full, and such shares and cash will be delivered on the later of (i) the Mandatory Conversion Date and (ii) the Business Day after you have paid in full all applicable taxes and duties, if any. We will not be responsible for any delays caused by DTC in delivering such shares and/or cash to the converting holders.
The person or persons entitled to receive the shares of our common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the Close of Business on the Mandatory Conversion Date. Prior to the Close of Business on the Mandatory Conversion Date, the common stock issuable upon conversion of the Mandatory Convertible Preferred Stock on the Mandatory Conversion Date will not be deemed to be outstanding for any purpose and you will have no rights, powers or preferences with respect to such common stock, including voting powers, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.
Upon Early Conversion or Upon Early Fundamental Change Conversion
If you elect to convert the Mandatory Convertible Preferred Stock prior to the Mandatory Conversion Date, in the manner described in “—Early Conversion at the Option of the Holder” or “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount” (an “Early Fundamental Change Conversion”), you must observe the following conversion procedures:
•
If shares of the Mandatory Convertible Preferred Stock are in global form, to convert the Mandatory Convertible Preferred Stock you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program.

•
If shares of the Mandatory Convertible Preferred Stock are held in certificated form, you must comply with certain procedures set forth in the Certificate of Designations for the Mandatory Convertible Preferred Stock.

In either case, if required, you must pay all transfer or similar taxes or duties, if any, as described below.
The “Conversion Date” will be the date on which you have satisfied the foregoing requirements with respect to an Early Conversion or an Early Fundamental Change Conversion.
You will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own.
A certificate representing shares of common stock issuable upon conversion will be issued and delivered to the converting holder, or, if the Mandatory Convertible Preferred Stock being converted is in global form, the shares of common stock issuable upon conversion shall be delivered through the facilities of DTC, in each case together with delivery by us to the converting holder of any cash to which the converting holder is entitled, only after all applicable taxes and duties, if any, payable by you have been paid in full, and such shares and cash will be delivered on the latest of (i) the second Business Day immediately succeeding the Conversion Date, (ii) if applicable, the second Business Day immediately succeeding the last day of the Early Conversion Settlement Period and (iii) the Business Day after you have paid in full all applicable taxes and duties, if any; provided, however, that if any Early Conversion Date falls on or after the Regular Record Date immediately preceding the Mandatory Conversion Date but before the Mandatory Conversion Date, such shares and cash due upon the related conversion will be delivered on the later of (i) the Mandatory Conversion Date and (ii) the Business Day after the holder has paid in full all applicable taxes and duties, if any. We will not be responsible for any delays caused by DTC in delivering such shares and/or cash to the converting holders.
The person or persons entitled to receive the shares of common stock issuable upon an Early Conversion or an Early Fundamental Change Conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the Close of Business on the applicable Conversion Date or, if applicable, the last day of the Early Conversion Settlement Period. Prior to the Close of Business on the applicable Conversion Date or, if applicable, the last day of the Early Conversion Settlement Period, the shares of common stock issuable upon conversion of any shares of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose, and you will have no rights, powers or preferences with respect to such common stock, including voting powers, rights to respond to tender offers for the common stock and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.
Fractional Shares
No fractional shares of our common stock will be issued to holders of the Mandatory Convertible Preferred Stock upon conversion. In lieu of any fractional shares of our common stock otherwise issuable in respect of the aggregate number of shares of the Mandatory Convertible Preferred Stock of any holder that are converted, that holder will be entitled to receive (in accordance with, and subject to the requirements of, the procedures of DTC, if the Mandatory Convertible Preferred Stock being converted is in global form) an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the Average VWAP of our common stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Conversion Date or Mandatory Conversion Date. In the event we cannot pay cash in lieu of a fractional share, we will instead round up to the nearest whole share for such holder.
Subject to any applicable rules and procedures of DTC, if more than one share of the Mandatory Convertible Preferred Stock is to be automatically converted on the Mandatory Conversion Date or is surrendered for conversion at one time, in each case, by or for the same holder, the number of full shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock to be automatically converted or so surrendered, as the case may be.
Anti-Dilution Adjustments
Each Fixed Conversion Rate will be adjusted as described below, except that we will not make any adjustments to the Fixed Conversion Rates if holders of the Mandatory Convertible Preferred Stock participate

(other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the Mandatory Convertible Preferred Stock, in any of the transactions described below without having to convert their Mandatory Convertible Preferred Stock as if they held a number of shares of common stock equal to (i) the Maximum Conversion Rate as of the record date for such transaction, multiplied by (ii) the number of shares of the Mandatory Convertible Preferred Stock held by such holder.
Adjustment for Stock Dividends or Distributions
(1)
If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, each Fixed Conversion Rate will be adjusted based on the following formula:

where,

CR0	=
such Fixed Conversion Rate in effect immediately prior to the Close of Business on the record date (as defined below) of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1	=	such Fixed Conversion Rate in effect immediately after the Close of Business on such record date or immediately after the Open of Business on such effective date, as applicable;

OS0	=
the number of shares of our common stock outstanding immediately prior to the Close of Business on such record date or immediately prior to the Open of Business on such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the Close of Business on the record date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our Board of Directors or a committee thereof determines not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of our common stock outstanding immediately prior to the Close of Business on the record date or immediately prior to the Open of Business on the relevant effective date, as the case may be, and the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination shall, in each case, not include shares that we hold in treasury. We will not pay any dividend or make any distribution on shares of our common stock that we hold in treasury.
“Effective date” as used in this clause (1) means the first date on which the shares of our common stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.
“Record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).
Adjustment for Rights, Options or Warrants
(2)	If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the Average VWAP per share of our common stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, each Fixed Conversion Rate will be increased based on the following formula:

where,

CR0	=	such Fixed Conversion Rate in effect immediately prior to the Close of Business on the record date for such issuance;

CR1	=	such Fixed Conversion Rate in effect immediately after the Close of Business on such record date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the Close of Business on such record date;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=
the number of shares of our common stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the Average VWAP per share of our common stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Close of Business on the record date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of common stock are not delivered after the exercise of such rights, options or warrants, each Fixed Conversion Rate shall be decreased to such Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered, if any. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our Board of Directors or a committee thereof determines not to issue such rights, options or warrants, to such Fixed Conversion Rate that would then be in effect if such record date for such issuance had not occurred.
For the purpose of this clause (2), in determining whether any rights, options or warrants entitle the holders of our common stock to subscribe for or purchase shares of our common stock at less than such Average VWAP per share for the ten (10) consecutive trading day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our Board of Directors or a committee thereof.
Adjustments for Certain Distributions and Spin-Offs
(3)(A)
If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:
•	dividends, distributions or issuances as to which the provisions set forth in clause (1) or (2) shall apply;
•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;

•
any dividends and distributions upon conversion of, or in exchange for, our common stock in connection with a recapitalization, reclassification, change, consolidation, merger or other combination, share exchange, or sale, lease or other transfer or disposition resulting in the change in the conversion consideration as described below under “—Recapitalizations, Reclassifications and Changes of Our Common Stock”;

•	except as otherwise described below, rights issued pursuant to a shareholder rights plan adopted by us; and
•	spin-offs as to which the provisions set forth below in clause (3)(B) shall apply;
then each Fixed Conversion Rate will be increased based on the following formula:

where,

CR0	=	such Fixed Conversion Rate in effect immediately prior to the Close of Business on the record date for such distribution;

CR1	=	such Fixed Conversion Rate in effect immediately after the Close of Business on such record date;

SP0	=
the Average VWAP per share of our common stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-date (as defined below) for such distribution; and

FMV	=
the fair market value (as determined by our Board of Directors or a committee thereof in good faith) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants so distributed, expressed as an amount per share of our common stock on the ex-date for such distribution.

“Ex-date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
Any increase made under clause (3)(A) above will become effective immediately after the Close of Business on the record date for such distribution. If such distribution is not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our Board of Directors or a committee thereof determines not to pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such distribution had not been declared.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each holder shall receive (without having to convert its Mandatory Convertible Preferred Stock), in respect of each share of the Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the Maximum Conversion Rate in effect on the record date for the distribution.
If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:
•	we will not adjust the Fixed Conversion Rates pursuant to the foregoing in this clause (3)(A) until the earliest of these triggering events occurs; and

•
we will readjust the Fixed Conversion Rates to the extent any of these rights, options or warrants are not exercised before they expire or are terminated without exercise by any holder thereof; provided that the rights, options or warrants trade together with our common stock and will be issued in respect of future issuances of the shares of our common stock.

(3)(B)
With respect to an adjustment where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off”, each Fixed Conversion Rate will be increased based on the following formula:

where,

CR0	=	such Fixed Conversion Rate in effect immediately prior to the Open of Business on the ex-date for the spin-off ;

CR1	=	such Fixed Conversion Rate in effect immediately after the Open of Business on the ex-date for the spin-off;

FMV0	=
the Average VWAP per share of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the ten (10) consecutive Trading Day period commencing on, and including, the ex-date for the spin-off (the “valuation period”); and

MP0	=	the Average VWAP per share of our common stock over the valuation period.

The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated as of the Close of Business on the last Trading Day of the valuation period but will be given retroactive effect as of immediately after the Open of Business on the ex-date of the spin-off. Because we will make the adjustment to each Fixed Conversion Rate with retroactive effect, we will delay the settlement of any conversion of the Mandatory Convertible Preferred Stock where any date for determining the number of shares of our common stock issuable to a holder occurs during the valuation period until the second Business Day after the last Trading Day of such valuation period. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date our Board of Directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
Adjustment for Cash Dividends or Distributions
(4)
If any cash dividend or distribution is made to all or substantially all holders of our common stock other than a regular, quarterly cash dividend that does not exceed $0.05 per share (the “Initial Dividend Threshold”), each Fixed Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	such Fixed Conversion Rate in effect immediately prior to the Close of Business on the record date for such dividend or distribution;

CR1	=	such Fixed Conversion Rate in effect immediately after the Close of Business on the record date for such dividend or distribution;

SP0	=	the Average VWAP per share of our common stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-date for such distribution;

T	=	the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold will be deemed to be zero; and

C	=	the amount in cash per share we distribute to all or substantially all holders of our common stock.

The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to each Fixed Conversion Rate; provided that if the Fixed Conversion Rates are adjusted pursuant to this clause (4), no adjustment will be made to the Initial Dividend Threshold.
Any increase made under this clause (4) shall become effective immediately after the Close of Business on the record date for such dividend or distribution. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date our Board of Directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each holder shall receive (without having to convert its Mandatory Convertible Preferred Stock), for each share of the Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the Maximum Conversion Rate on the record date for such cash dividend or distribution.
Adjustment for Tender or Exchange Offer
(5)
If we or any of our subsidiaries make a payment in respect of a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our common stock (and excluding a tender offer solely to holders of fewer than 100 shares of our common stock), to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the Average VWAP per share of our common stock over the ten (10) consecutive Trading Day period (the “averaging period”) commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), each Fixed Conversion Rate will be increased based on the following formula:

where,

CR0	=	such Fixed Conversion Rate in effect immediately prior to the Close of Business on the expiration date;

CR1	=	such Fixed Conversion Rate in effect immediately after the Close of Business on the expiration date;

AC	=
the aggregate value of all cash and any other consideration (as determined by our Board of Directors or a committee thereof in good faith) paid or payable for shares purchased in such tender or exchange offer;

OS0	=
the number of shares of our common stock outstanding immediately prior to the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=
the number of shares of our common stock outstanding immediately after the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the Average VWAP of our common stock over the averaging period.

The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated at the Close of Business on the last Trading Day of the averaging period but will be given retroactive effect as of immediately after the Close of Business on the expiration date. Because we will make the adjustment to each Fixed Conversion Rate with retroactive effect, we will delay the settlement of any conversion of the Mandatory Convertible Preferred Stock where any date for determining the number of shares of our common stock issuable to a holder occurs during the averaging period until the second Business Day after the last Trading Day of the averaging period. For the avoidance of doubt, no adjustment under this clause (5) will be made if such adjustment would result in a decrease in any Fixed Conversion Rate, except as set forth below.
In the event that we or one of our subsidiaries is obligated to purchase shares of common stock pursuant to any such tender offer or exchange offer, but we or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversion Rate shall again be adjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made (or had been made only in respect of the purchases that have been made and not rescinded).
General Anti-Dilution Adjustment Terms
We may, to the extent permitted by law and the rules of the Nasdaq or any other securities exchange on which our common stock or the Mandatory Convertible Preferred Stock is then listed, increase each Fixed Conversion Rate by any amount for a period of at least 20 Business Days if such increase is irrevocable during such 20 Business Days and our Board of Directors, or a committee thereof, determines that such increase would be in our best interest. In addition, we may make such increases in each Fixed Conversion Rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each Fixed Conversion Rate.
Holders of the Mandatory Convertible Preferred Stock may, in certain circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a dividend as a result of an adjustment or the nonoccurrence of an adjustment to the Fixed Conversion Rates. See “Certain United States Federal Income Tax Consequences.”
If we have a rights plan in effect upon conversion of the Mandatory Convertible Preferred Stock into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, each Fixed Conversion Rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) (A) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We do not currently have a stockholder rights plan in effect.
Adjustments to the Fixed Conversion Rates will be calculated to the nearest 1/10,000th of a share of our common stock. No adjustment to any Fixed Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Fixed Conversion Rate; provided, however, that if an adjustment is not made because the adjustment does not change the Fixed Conversion Rates by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, on each date for determining the number of shares of our common stock issuable to a holder upon any conversion of the Mandatory Convertible Preferred Stock, we will give effect to all adjustments that we have otherwise deferred pursuant to this sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment. We will not be required to provide notice to holders of the Mandatory Convertible Preferred Stock of any carried forward adjustments.

Once we are required to adjust the Fixed Conversion Rates (or if we earlier elect to adjust the Fixed Conversion Rates), we will be required, within ten (10) Business Days after the Fixed Conversion Rates are adjusted, to provide or cause to be provided written notice of the adjustment to the holders of the Mandatory Convertible Preferred Stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each Fixed Conversion Rate was determined and setting forth each adjusted Fixed Conversion Rate.
The Fixed Conversion Rates will not be adjusted:
•
upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;

•
upon the issuance of any shares of our common stock or rights or warrants to purchase those shares pursuant to any present or future benefit or other incentive plan or program of or assumed by us or any of our subsidiaries;

•
upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the Initial Issue Date;

•	for a change in the par value of our common stock;
•
for stock repurchases that are not tender or exchange offers referred to in clause (5) of the adjustments above, including structured or derivative transactions or pursuant to a stock repurchase program approved by our Board of Directors;

•	as a result of a tender offer that satisfies the exception described in clause (5) above for offers solely to holders of fewer than 100 shares of our common stock;
•	as a result of a tender or exchange offer by a person other than us or one or more of our subsidiaries;
•
for accumulated dividends on the Mandatory Convertible Preferred Stock, except as described above under “—Mandatory Conversion,” “—Early Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”; or

•
for any other issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities, except as described above.

Except as otherwise provided above, we will be responsible for making all calculations called for under the Mandatory Convertible Preferred Stock. These calculations include, but are not limited to, determinations of the Fundamental Change Stock Price, the VWAPs, the Average VWAPs and the Fixed Conversion Rates of the Mandatory Convertible Preferred Stock and shall be made in good faith. We may engage a calculation agent to assist us in performing such calculations.
For the avoidance of doubt, if an adjustment is made to the Fixed Conversion Rates, no separate inversely proportionate adjustment will be made to the Initial Price or the Threshold Appreciation Price because the Initial Price is equal to $250.00 divided by the Maximum Conversion Rate (as adjusted in the manner described herein) and the Threshold Appreciation Price is equal to $250.00 divided by the Minimum Conversion Rate (as adjusted in the manner described herein).
Whenever the terms of the Mandatory Convertible Preferred Stock require us to calculate the VWAP per share of our common stock over a span of multiple days, our Board of Directors or an authorized committee thereof will make appropriate adjustments in good faith (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Fundamental Change Stock Price and the Average Price (as the case may be)) to account for any adjustments to the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the ex-date, effective date, record date or expiration date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

If:
•
the record date for a dividend or distribution on shares of our common stock occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and

•
that dividend or distribution would have resulted in an adjustment of the number of shares issuable to the holders of the Mandatory Convertible Preferred Stock had such record date occurred on or before the last Trading Day of such 20-Trading Day period, then we will deem the holders of the Mandatory Convertible Preferred Stock to be holders of record of our common stock for purposes of that dividend or distribution. In this case, the holders of the Mandatory Convertible Preferred Stock would receive the dividend or distribution on our common stock together with the number of shares of our common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock.
Recapitalizations, Reclassifications and Changes of Our Common Stock
In the event of:
•	any consolidation or merger of us with or into another person;
•	any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;
•	any reclassification of our common stock into securities, including securities other than our common stock; or
•	any statutory exchange of our securities with another person (other than in connection with a merger or acquisition), in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (each, a “Reorganization Event”), each share of the Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the holders of the Mandatory Convertible Preferred Stock, become convertible into the kind of stock, other securities or other property or assets (including cash or any combination thereof) that such holder would have been entitled to receive if such holder had converted its Mandatory Convertible Preferred Stock into common stock immediately prior to such Reorganization Event (such stock, other securities or other property or assets (including cash or any combination thereof), the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of Exchange Property that a holder of one share of common stock is entitled to receive).
If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Exchange Property into which the Mandatory Convertible Preferred Stock will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock.
We will notify holders of the Mandatory Convertible Preferred Stock of the weighted average referred as soon as practicable after such determination is made.
The number of “Units of Exchange Property” we will deliver for each share of the Mandatory Convertible Preferred Stock converted, or as a payment of dividends on the Mandatory Convertible Preferred Stock, as applicable, following the effective date of such Reorganization Event will be determined as if references to our common stock in the description of the conversion rate applicable upon mandatory conversion, Early Conversion and Early Fundamental Change Conversion and/or the description of the relevant dividend payment provisions, as the case may be, were to Units of Exchange Property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date on which holders of the Mandatory Convertible Preferred Stock become holders of the underlying shares of our common stock). For the purpose of determining which bullet of the definition of Conversion Rate in the second paragraph under “—Mandatory Conversion” will apply upon mandatory conversion, and for the purpose of calculating the Conversion Rate if the second bullet is applicable, the value of a Unit of Exchange Property will be determined in good faith by our

Board of Directors or an authorized committee thereof (which determination will be final), except that if a Unit of Exchange Property includes common stock or American Depositary Receipts, or “ADRs,” that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average over the 20 consecutive Trading Day period used for calculating the Applicable Market Value of the volume-weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our Board of Directors or an authorized committee thereof (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The provisions of this paragraph will apply to successive Reorganization Events, and the provisions summarized under “—Anti-Dilution Adjustments” will apply to any shares of capital stock or ADRs of us or any successor received by the holders of shares of our common stock in any such Reorganization Event.
In connection with any adjustment to each Fixed Conversion Rate described above, we will also adjust the Initial Dividend Threshold (as defined under “—Anti-Dilution Adjustments”) based on the number of shares of common stock comprising the Exchange Property and (if applicable) the value of any non-stock consideration comprising the Exchange Property. If the Exchange Property is composed solely of non-stock consideration, the Initial Dividend Threshold will be zero.
We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the holders of the Mandatory Convertible Preferred Stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice will not affect the operation of the provisions described in this section.
It is possible that certain consolidations, mergers, combinations or other transactions could result in tax gains or losses to the holders either as a result of the transaction or the conversion thereafter. Holders are encouraged to consult with their own tax advisors regarding the tax consequences of the ownership, disposition and conversion of the Mandatory Convertible Preferred Stock.
Notices
We will send all notices or communications to holders of the Mandatory Convertible Preferred Stock pursuant to the Certificate of Designations in writing by first class mail, postage prepaid, to the holders’ respective addresses shown on the register for the Mandatory Convertible Preferred Stock. However, in the case of Mandatory Convertible Preferred Stock in the form of global securities, we are permitted to send notices or communications to holders pursuant to DTC’s procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such holders in writing.
Reservation of Shares
We will at all times reserve and keep available out of the authorized and unissued shares of common stock, solely for issuance upon conversion of the Mandatory Convertible Preferred Stock, free from any preemptive or similar rights, the maximum number of shares of our common stock as shall be issuable from time to time upon the conversion of all the shares of the Mandatory Convertible Preferred Stock then outstanding (including the maximum Additional Conversion Amount).
Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent
Equiniti Trust Company, LLC is the transfer agent, registrar and conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock.
Book-Entry, Delivery and Form
The Mandatory Convertible Preferred Stock will be issued in global form. DTC or its nominee will be the sole registered holder of the Mandatory Convertible Preferred Stock. Ownership of beneficial interests in the Mandatory Convertible Preferred Stock in global form will be limited to persons who have accounts with DTC (“Participants”) or persons who hold interests through such Participants. Ownership of beneficial interests in the

Mandatory Convertible Preferred Stock in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons other than Participants).
So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing the shares of the Mandatory Convertible Preferred Stock, DTC or such nominee, as the case may be, will be considered the sole holder of the shares of the Mandatory Convertible Preferred Stock represented by such global certificate for all purposes under the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock. No beneficial owner of an interest in the shares of the Mandatory Convertible Preferred Stock in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock.
Payments of dividends on the global certificate representing the shares of the Mandatory Convertible Preferred Stock will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of us, the transfer agent, the registrar, or the conversion or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate representing the shares of the Mandatory Convertible Preferred Stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the shares of the Mandatory Convertible Preferred Stock, will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate Liquidation Preference of such global certificate representing the shares of the Mandatory Convertible Preferred Stock as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by Participants to owners of beneficial interests in such global certificate representing the shares of the Mandatory Convertible Preferred Stock held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.
Transfers between Participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
We understand that DTC is:
•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include:
•	securities brokers and dealers;
•	banks and trust companies; and
•	clearing corporations and certain other organizations.
Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (indirect Participants).
Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its Participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent, the registrar, or the conversion or dividend disbursing agent will have any responsibility for the performance by DTC or its Participants or indirect Participants of their respective obligations under the rules and procedures governing their operations.
If DTC is at any time unwilling or unable to continue as a depositary for the shares of the Mandatory Convertible Preferred Stock in global form or DTC ceases to be registered as a clearing agency under the Exchange Act, and in either case a successor depositary is not appointed by us within 90 days, we will issue certificated shares in exchange for the global securities.
The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a discussion of certain U.S. federal income tax consequences of ownership, disposition, and conversion of the Mandatory Convertible Preferred Stock and the ownership and disposition of any common stock received in respect of the Mandatory Convertible Preferred Stock. The discussion is limited to beneficial owners who will hold the common stock or Mandatory Convertible Preferred Stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).
This discussion does not describe all of the tax consequences that may be relevant to beneficial owners in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or to beneficial owners subject to special rules, such as:
•	financial institutions;
•	insurance companies;
•	dealers in securities;
•	persons holding Mandatory Convertible Preferred Stock or common stock as part of a hedge, “straddle” or integrated transaction;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes (or investors in such entities);
•	U.S. expatriates;
•	tax-exempt organizations;
•
persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the Mandatory Convertible Preferred Stock or the common stock to their financial statements under Section 451 of the Code;

•	real estate investment trusts or regulated investment companies; or
•	persons that own or are deemed to own 5% or more of the Mandatory Convertible Preferred Stock or our common stock (by vote or value).
This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, changes to any of which may affect the tax consequences described herein (possibly with retroactive effect).
This summary addresses only U.S. federal income tax consequences. Persons considering the purchase of Mandatory Convertible Preferred Stock are urged to consult their tax advisors with regard to the application of the U.S. federal income or other federal tax laws (including estate and gift tax laws) to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
As used herein, the term “U.S. Holder” means a beneficial owner of Mandatory Convertible Preferred Stock or common stock that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions or (ii) if the trust has a valid election in effect under the applicable U.S. Treasury regulations to be treated as a United States person under the Code.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of the Mandatory Convertible Preferred Stock or common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Mandatory Convertible Preferred Stock or common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partnerships holding Mandatory Convertible Preferred Stock or common stock and partners in such partnerships should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them.
Tax Considerations Applicable to U.S. Holders
Taxation of Distributions
Distributions paid on our Mandatory Convertible Preferred Stock or shares of our common stock will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s adjusted tax basis, in the Mandatory Convertible Preferred Stock or shares of our common stock. Any remaining excess will be treated as capital gain and will be treated as described under “—Sale or Other Taxable Disposition of Our Stock” below. Subject to applicable limitations and restrictions, dividends paid to non-corporate U.S. Holders will be treated as “qualified dividend income” (as defined in the Code) taxable at favorable rates applicable to long-term capital gains. Subject to applicable limitations and restrictions, dividends paid to corporate U.S. Holders will be eligible for the dividends-received deduction. U.S. Holders should consult their own tax advisors regarding the application of reduced tax rates and the dividends-received deduction in their particular circumstances.
If we make a distribution on our Mandatory Convertible Preferred Stock in the form of shares of our common stock, although there is some uncertainty, we believe that such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above. The amount of such distribution and a U.S. Holder’s tax basis in such common stock will equal the fair market value of such common stock on the distribution date, and a U.S. Holder’s holding period for such common stock will begin on the day following the distribution date. Because such distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we expect that the applicable withholding agent will withhold such taxes from shares of common stock or current or subsequent payments of cash to such U.S. Holder. U.S. Holders should consult with their tax advisors regarding the tax consequences of a common stock distribution on our Mandatory Convertible Preferred Stock.
Extraordinary Dividends
Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in the Mandatory Convertible Preferred Stock or common stock could be characterized as “extraordinary dividends” under the Code. A corporate U.S. Holder that has held our Mandatory Convertible Preferred Stock or common stock for two years or less before the dividend announcement date and that receives an extraordinary dividend will generally be required to reduce its tax basis in the stock with respect to which such dividend was made by the nontaxed portion of such dividend. If the amount of the reduction exceeds the U.S. Holder’s tax basis in such stock, the excess is taxable as capital gain realized on the sale or other taxable disposition of the Mandatory Convertible Preferred Stock or common stock and will be treated as described under “—Sale or Other Taxable Disposition of Our Stock” below. A non-corporate U.S. Holder that receives an extraordinary dividend will generally be required to treat any loss on the sale of our Mandatory Convertible Preferred Stock or common stock as long-term capital loss to the extent of the extraordinary dividends the U.S. Holder receives that qualify for taxation at the special rates discussed above under “—Taxation of Distributions.”
Adjustments to Conversion Rate
The conversion rate of our Mandatory Convertible Preferred Stock is subject to adjustment under specified circumstances. In such circumstances, a U.S. Holder that holds our Mandatory Convertible Preferred Stock may be deemed to have received a constructive distribution if the adjustment has the effect of increasing the U.S. Holder’s proportionate interest in our assets or earnings and profits. In addition, the failure to make certain adjustments on the Mandatory Convertible Preferred Stock may cause a U.S. Holder of our common stock to be deemed to have received a constructive distribution from us, even though the U.S. Holder has not received any cash or property as a result of such adjustments. Such U.S. Holder would be subject to the rules discussed above under “—Taxation of Distributions.” Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the Mandatory Convertible Preferred Stock generally will not be deemed to result in a constructive distribution. Certain of the possible adjustments in the terms of the Mandatory Convertible Preferred Stock (including, without limitation, adjustments in respect of taxable dividends to our common stockholders) will not qualify as being made pursuant to a bona fide reasonable adjustment formula.
If an adjustment that does not qualify as being pursuant to a bona fide reasonable adjustment formula is made, a U.S. Holder of Mandatory Convertible Preferred Stock will be deemed to have received a constructive distribution from us, even though such U.S. Holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under “—Taxation of Distributions.” Because constructive distributions deemed received by a U.S. Holder would not give rise to any cash from which any applicable withholding could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because the U.S. Holder failed to establish an exemption from backup withholding), we expect that the applicable withholding agent will withhold such taxes from payments of cash or shares of common stock payable to the U.S. Holder. The United States Internal Revenue Service (the “IRS”) has proposed regulations addressing the amount and timing of constructive distributions, obligations of withholding agents and filing and notice obligations of issuers, which if adopted could affect the U.S. federal income tax treatment of holders of Mandatory Convertible Preferred Stock deemed to receive such a distribution.
Sale or Other Taxable Disposition of Our Stock
Upon the sale or other taxable disposition of shares of Mandatory Convertible Preferred Stock (other than pursuant to a conversion described below) or common stock, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition (in the case of a redemption of shares of Mandatory Convertible Preferred Stock, not including any proceeds attributable to declared and unpaid dividends, which will be taxable as described in “—Taxation of Distributions” above to U.S. Holders of record who have not previously included such dividends in income) and the holder’s adjusted tax basis in such shares. Gain or loss realized on the sale or other taxable disposition generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition the Mandatory Convertible Preferred Stock or the common stock has been held for more than one year. For non-corporate taxpayers, long-term capital gains are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Conversion of Mandatory Convertible Preferred Stock into Common Stock
A U.S. Holder generally will not recognize gain or loss upon the conversion of our Mandatory Convertible Preferred Stock into our common stock, except that any cash or common stock received in respect of accrued and unpaid dividends that have been declared will be taxable as described above under “—Taxation of Distributions,” with any common stock received in respect of such dividends treated as if the U.S. Holder had received cash equal to the fair market value of any such common stock, determined as of the date of the conversion.
Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. Holder has held the Mandatory Convertible Preferred Stock for more than one year at the time of conversion.
The tax treatment of a U.S. Holder’s receipt of any cash or common stock paid upon conversion in respect of accrued and unpaid dividends that have not been declared, or paid in respect of any make-whole dividend, is uncertain. Although not free from doubt, we believe such conversion would be treated as a recapitalization for U.S. federal income tax purposes, and the receipt of such cash or common stock would be treated as additional consideration received by the U.S. Holder upon conversion of the Mandatory Convertible Preferred Stock into common stock. Accordingly, no loss would be recognized upon such conversion, but the receipt of cash would be taxable to the extent of any gain realized by the U.S. Holder. For this purpose, gain generally would equal the excess, if any, of (i) the sum of the fair market value of our common stock received upon conversion (including any fractional common share for which cash is received) and the cash received (other than amounts of cash or common stock received in respect of accrued and unpaid dividends that have been declared) over (ii) the U.S. Holder’s tax basis in our Mandatory Convertible Preferred Stock immediately prior to conversion. The character of such gain recognized (which will be the lesser of such gain and such cash) is uncertain. If the conversion is considered to have the effect of a dividend (i.e., it is not considered “not essentially equivalent to a dividend”), such gain (to the extent recognized) would be taxable as dividend income, to the extent of our current and accumulated earnings and profits. However, if a U.S. Holder owns none or only an insubstantial amount of our voting stock (actually or constructively, based on certain attribution rules), and does not exercise any control or management over our affairs, it is likely that the conversion would be considered “not essentially equivalent to a dividend.” In that event, such gain could be capital gain. To the extent the amount of cash received in respect of accrued but unpaid dividends that have not been declared, or in respect of any make-whole dividend, exceeded the gain realized by a U.S. Holder, the excess amount would not be taxable to such U.S. Holder but would reduce its adjusted tax basis in our common stock.
U.S. Holders should be aware that the tax treatment described above in respect of the payments of cash or common stock made in respect of accrued and unpaid dividends that have not been declared and any make-whole dividends is not certain and may be challenged by the IRS, including on grounds that the amount received attributable to the accrued and unpaid dividends that have not been declared and any make-whole dividends represents a taxable dividend to the extent we have earnings and profits at the time of conversion, as described above under “—Taxation of Distributions,” which may exceed the amount of gain otherwise recognized on conversion.
Except as discussed in the last sentence of this paragraph, a U.S. Holder’s adjusted tax basis in shares of common stock received upon conversion of the Mandatory Convertible Preferred Stock (and any fractional shares of our common stock treated as received and then exchanged for cash) will equal the adjusted tax basis of the converted shares of the Mandatory Convertible Preferred Stock, increased by any gain recognized on the conversion and reduced by any cash received that was treated as additional consideration received in the conversion as discussed above, and the holding period of such shares of common stock will include the holding period of the converted shares of Mandatory Convertible Preferred Stock. A U.S. Holder’s adjusted tax basis in common stock received may be further reduced under the rules described above under “—Extraordinary Dividends.” Common stock received in payment of accrued but unpaid dividends that have been declared and taxed as a dividend upon receipt, if any, will have an adjusted tax basis equal to their fair market value on the date of conversion and a new holding period which will commence on the day after the conversion.
In the event a U.S. Holder’s Mandatory Convertible Preferred Stock is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. Holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.
Backup Withholding and Information Reporting
Information returns are required to be filed with the IRS in connection with distributions on our Mandatory Convertible Preferred Stock or our common stock and the proceeds from a sale or other disposition of such stock, unless a U.S. Holder is an exempt recipient. A U.S. Holder may also be subject to U.S. backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors concerning the application of information reporting and backup withholding rules.

Tax Considerations Applicable to Non-U.S. Holders
Taxation of Distributions
Distributions or other payments that are treated as dividends (see “—Tax Considerations Applicable to U.S. Holders-Taxation of Distributions” and “—Conversion of Mandatory Convertible Preferred Stock into Common Stock”), including distributions on our Mandatory Convertible Preferred Stock in the form of shares of our common stock and deemed distributions described above under “—Tax Considerations Applicable to U.S. Holders-Adjustments to Conversion Rate,” generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, you will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) certifying your entitlement to benefits under a relevant income tax treaty. A Non-U.S. Holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may generally obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.
If dividends paid to you are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on the dividends in the same manner as a United States person (as defined in the Code). In this case, you will be exempt from the withholding tax discussed in the preceding paragraph, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You should consult your tax advisor with respect to other U.S. tax consequences of the ownership and disposition of our Mandatory Convertible Preferred Stock or our common stock, including the possible imposition of a “branch profits” tax at a rate of 30% (or a lower treaty rate) if you are a corporation.
Because deemed distributions or distributions made in common stock to a Non-U.S. Holder would not give rise to any cash from which any applicable withholding tax could be satisfied, we expect that the applicable withholding agent will withhold such taxes from shares of common stock or current or subsequent payments of cash to such Non-U.S. Holder.
Gain on Disposition of Mandatory Convertible Preferred Stock or Common Stock
Subject to the discussions above under “—Taxation of Distributions,” and below under “—Backup Withholding and Information Reporting” and —FATCA,” you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of our Mandatory Convertible Preferred Stock or our common stock unless:
•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States);

•
you are a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case you will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses, if any, provided you have timely filed U.S. federal income tax returns with respect to such losses; or

•
we are or have been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and our common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.
If you recognize gain on a sale or other taxable disposition of our Mandatory Convertible Preferred Stock or our common stock that is effectively connected with your conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on such gain in the same manner as a United States person (as defined in the Code). You should consult your tax advisor with respect to other U.S. tax consequences of the ownership and disposition of our Mandatory Convertible Preferred Stock or our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.
Conversion of Mandatory Convertible Preferred Stock into Common Stock
A Non-U.S. Holder generally will not recognize gain or loss upon the conversion of our Mandatory Convertible Preferred Stock into our common stock, except that (1) cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share and will be subject to the treatment described above under “—Gain on Disposition of Mandatory Convertible Preferred Stock or Common Stock,” (2) cash or common stock received in respect of accrued and unpaid dividends that have been declared should be treated in the manner described above under “Tax Considerations Applicable to U.S. Holders-Conversion of Mandatory Convertible Preferred Stock into Common Stock” and (3) cash or common stock received in respect of accrued and unpaid dividends or make-whole dividends that have not been declared should be treated in the manner described above under “Tax Considerations Applicable to U.S. Holders-Conversion of Mandatory Convertible Preferred Stock into Common Stock.” In the case of payments described in (2), a Non-U.S. Holder should expect a withholding agent to withhold tax from such amounts, as described above under “—Taxation of Distributions.” In the case of payments described in (3), the tax treatment of such amounts is uncertain, and therefore a withholding agent may withhold 30% of such amount as described under “—Taxation of Distributions.” Non-U.S. Holders should consult their tax advisors to determine the specific tax consequences to them.
Adjustments to Conversion Rate
As described above under “—Tax Considerations Applicable to U.S. Holders-Adjustments to Conversion Rate,” adjustments in the conversion rate (or failures to adjust the conversion rate) of the Mandatory Convertible Preferred Stock that result in an increase in the proportionate interest of a Non-U.S. Holder in our assets or earnings and profits could result in deemed distributions to the Non-U.S. Holder that are taxed as described under “—Taxation of Distributions.” It is possible that any withholding tax on such a deemed distribution could be withheld from cash dividends, shares of our common stock or sale proceeds subsequently paid or credited to such Non-U.S. Holder.
Backup Withholding and Information Reporting
Information returns are required to be filed with the IRS in connection with payments of dividends on our Mandatory Convertible Preferred Stock and our common stock. Unless a Non-U.S. Holder complies with certification procedures to establish that it is not a United States person (as defined in the Code), information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our Mandatory Convertible Preferred Stock or our common stock. A Non-U.S. Holder may be subject to backup withholding on payments on our Mandatory Convertible Preferred Stock or our common stock or on the proceeds from a sale or other disposition of our common stock unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person (as defined in the Code) or otherwise establishes an exemption. The provision of a properly executed applicable IRS Form W-8 certifying non-U.S. status will permit you to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of dividends on our Mandatory Convertible Preferred Stock and our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable non-U.S. country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our Mandatory Convertible Preferred Stock and our common stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. Beneficial owners should consult their tax advisors regarding the effects of FATCA on their investment in our Mandatory Convertible Preferred Stock or our common stock.
The preceding discussion of certain U.S. federal income tax considerations is for prospective investors’ information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of the purchasing, owning, converting and disposing of the Mandatory Convertible Preferred Stock or common stock, including the consequences of any proposed changes in applicable laws.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the Mandatory Convertible Preferred Stock by (i) “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that are subject to Title I of ERISA, (ii) plans described in Section 4975 of the Code which are subject to Section 4975 of the Code (including an individual retirement account (“IRA”) and a “Keogh” plan) or provisions under other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”) and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) and (ii), pursuant to ERISA or otherwise (each of the foregoing described in clause (i), (ii) and (iii) referred to herein as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan that is a “benefit plan investor” and prohibit certain transactions involving the assets of such Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises discretionary authority or control over the management or disposition of the assets of a “benefit plan investor,” or who renders investment advice for a fee or other compensation to a “benefit plan investor,” for example, is generally considered to be a fiduciary of such “benefit plan investor.” The term “benefit plan investor” (“Benefit Plan Investor”) is generally defined to include (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA, (ii) a “plan” within the meaning of, and subject to, Section 4975 of the Code (including “Keogh” plans and IRAs), and (iii) entities whose underlying assets include the assets of the foregoing (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA and the applicable regulations thereunder).
When considering an investment in the Mandatory Convertible Preferred Stock with the assets of any Plan, a fiduciary should first determine that the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Laws.
Prohibited Transaction Issues
Bruker Corporation, as issuer of the Mandatory Convertible Preferred Stock, certain of our subsidiaries and the underwriters, the Transfer Agent and Registrar, and our and their respective affiliates may be each considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of Section 4975 of the Code, with respect to one or more Benefit Plan Investors. “Prohibited transactions,” within the meaning of ERISA and the Code, could arise, for example, if the Mandatory Convertible Preferred Stock is acquired by, or with the assets of, a Benefit Plan Investor with respect to which we or any of our subsidiaries or our affiliates and the other persons referenced above is a party in interest or disqualified person, unless the transaction qualifies for an exemption from the prohibited transaction rules of Title I of ERISA and Section 4975 of the Code. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code, unless relief is available under an applicable statutory or administrative exemption.
Exemptive relief from the prohibited transaction rules under Section 406 of ERISA and Section 4975 of the Code may be available for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the Mandatory Convertible Preferred Stock. Those exemptions could include Prohibited Transaction Class Exemption (“PTCE”) 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide exemptive relief for certain arm’s-length transactions with a person (other than a fiduciary or an affiliate of a fiduciary that has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) that is a party in interest or disqualified person solely by reason of providing services to Benefit Plan Investors or being an affiliate of such a service provider (the “Service

Provider Exemption”). Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring Mandatory Convertible Preferred Stock in reliance on these or any other exemption should carefully review the exemption in consultation with its legal advisors to ensure its conditions are satisfied. There can be no assurance that any particular exemption, including those referenced herein, will be available with respect to any particular transaction involving the Mandatory Convertible Preferred Stock.
Governmental plans, certain church plans and non-United States plans, while not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of any such Plans should consult with their legal advisors before purchasing the Mandatory Convertible Preferred Stock.
Certain Restrictions
Due to the foregoing requirements, the Mandatory Convertible Preferred Stock may not be purchased or held by any Plan, any entity whose underlying assets are deemed to constitute the assets of a Plan or any person investing the assets of any Plan, unless such purchase, holding and disposition will not constitute a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code or a violation of any applicable Similar Law.
Accordingly, each purchaser and subsequent transferee, including any fiduciary purchasing the Mandatory Convertible Preferred Stock with the assets of any Plan, will be deemed to have represented by its purchase or holding of the Mandatory Convertible Preferred Stock that either (a) it is not a Plan and is not purchasing or holding such shares on behalf of or with the assets of any Plan or (b) its purchase, holding and disposition of the Mandatory Convertible Preferred Stock will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Law.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries considering purchasing our shares on behalf of or with the assets of any Plan consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Laws to such an investment and whether an exemption would be available for the purchase, holding and disposition of the Mandatory Convertible Preferred Stock.
Purchasers of our shares have exclusive responsibility for ensuring that their purchase and holding of our shares do not violate the prohibited transaction rules of Section 406 of ERISA or Section 4975 of the Code or any applicable Similar Law, as described above.

UNDERWRITING (CONFLICTS OF INTEREST)
We and the underwriters named below have entered into an underwriting agreement with respect to the shares of Mandatory Convertible Preferred Stock being offered. J.P. Morgan Securities LLC and BofA Securities, Inc. are representatives of the underwriters of this offering. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares of Mandatory Convertible Preferred Stock indicated in the following table.

Underwriters	Number of Shares of Mandatory Convertible Preferred Stock
J.P. Morgan Securities LLC	1,416,000
BofA Securities, Inc.	936,000
PNC Capital Markets LLC	48,000
Total	2,400,000

The underwriters are committed to take and pay for all of the shares of Mandatory Convertible Preferred Stock being offered, if any are taken, other than the shares of Mandatory Convertible Preferred Stock covered by the option described below unless and until this option is exercised.
We have granted the underwriters the option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to an additional 360,000 shares of Mandatory Convertible Preferred Stock at the public offering price, less the underwriting discount, solely to cover over-allotments, if any. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of Mandatory Convertible Preferred Stock proportionate to that underwriter’s initial amount reflected in the table above.
The following table shows the per share and total underwriting discounts to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock.
Paid by the Company

	No Exercise	Full Exercise
Per Share	$6.8750	$6.8750
Total	$16,500,000.00	$18,975,000.00

Shares of Mandatory Convertible Preferred Stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares of Mandatory Convertible Preferred Stock sold by the underwriters to securities dealers may be sold at a discount of up to $4.125 per share of Mandatory Convertible Preferred Stock from the initial public offering price. After the initial offering of the shares of Mandatory Convertible Preferred Stock, the underwriters may change the offering price and the other selling terms. Offers and sales of shares of Mandatory Convertible Preferred Stock outside the United States may be effected through affiliates of the underwriters. The offering of the shares of Mandatory Convertible Preferred Stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
For a period of 60 days following the date of this prospectus supplement, we will not, without the prior written consent of J.P. Morgan Securities LLC and BofA Securities, Inc., (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock (including any shares of Mandatory Convertible Preferred Stock) or file any registration statement under the 1933 Act with respect to any of the foregoing (ii) enter into any hedging, swap, loan or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise or (iii) publicly disclose the intention to do any of the foregoing described in clauses (i) and (ii) above.

The restrictions on our actions described above shall not apply to (a) the shares of Mandatory Convertible Preferred Stock to be sold hereunder, and any shares of our common stock issued upon conversion of, or issued and paid as a dividend on, such Mandatory Convertible Preferred Stock, (b) any shares of our common stock issued by us upon the exercise of an option or warrant, the vesting or settlement of a restricted stock unit, in each case outstanding on the date hereof and referred to herein, (c) any shares of our common stock issued or options to purchase our common stock granted pursuant to existing employee benefit plans referred to herein, (d) the issuance of shares of our common stock in connection with the acquisition by us or any of our subsidiaries of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by us in connection with any such acquisition, (e) the issuance of shares of our common stock, of restricted stock awards or of options to purchase shares of our common stock, in each case, in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of immediately preceding clauses (d) and (e), the aggregate number of restricted stock awards and shares of our common stock issued in connection with, or issuable pursuant to the exercise of any options issued in connection with, all such acquisitions and other transactions does not exceed 10% of the aggregate number of shares of our common stock outstanding immediately following the consummation of the offering of the Securities, (f) any shares of our common stock issued pursuant to any non-employee director compensation plan or dividend reinvestment plan referred to herein, (g) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described herein or any assumed benefit plan pursuant to an acquisition or similar strategic transaction or (h) grants of stock options or other awards pursuant to the terms of a plan or arrangement in effect on the date hereof and described herein.
Our directors and certain officers have agreed that they will not, without the prior written consent of J.P. Morgan Securities LLC and BofA Securities, Inc., for a period of 60 days after the date of this prospectus supplement (the “Lock-up Period”): (i) directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of our common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into or exercisable or exchangeable for our common stock, whether now owned or hereafter acquired by the lock-up signatory or with respect to which the lock-up signatory has or hereafter acquires the power of disposition (including, without limitation, our common stock or such other securities which may be deemed to be beneficially owned by the lock-up signatory in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act (ii) enter into any hedging, swap, loan or any other agreement or any transaction (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock- Up Securities, whether any such hedging, swap, loan or transaction is to be settled by delivery of our common stock or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing described in clauses (i) and (ii) above during the Lock-Up Period.
Notwithstanding the foregoing, the persons referred to above may transfer such shares of our common stock:
(i)	as a bona fide gift or gifts, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes;
(ii)	by will, testamentary document or intestate succession upon the death of the lock-up signatory;
(iii)	by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;
(iv)	pursuant to an order of a court or regulatory agency having jurisdiction over the lock-up signatory;
(v)
to any corporation, partnership, limited liability company or other entity of which the lock-up signatory or the immediate family (for purposes of this lock-up agreement, “immediate family” of the lock-up signatory shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin of the lock-up signatory) of the lock-up signatory are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above;
(vii)
to any immediate family member or any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the lock-up signatory or one or more immediate family members of the lock-up signatory, or if the lock-up signatory is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(viii)
if the lock-up signatory is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up signatory, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up signatory or affiliates of the lock-up signatory (including, for the avoidance of doubt, where the lock-up signatory is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to limited partners, limited liability company members or stockholders of the lock-up signatory or holders of similar equity interests in the lock-up signatory; or

(ix)
to us (1) upon a vesting event of any equity award granted under any equity incentive plan described herein, (2) pursuant to repurchases under a repurchase plan of ours as described herein, or (3) upon the exercise by the lock-up signatory of options or conversion of restricted stock units granted under any equity incentive plan described in (1) in accordance with clause (b) below, in each case, on a “net” or “cashless” exercise basis, and/or to cover tax withholding obligations of the lock-up signatory in connection therewith, provided, in each case, that (1) no Lock-Up Securities were sold by the lock-up signatory other than such transfers to us as described above and (2) the shares of our common stock received upon such exercise or conversion continue to be subject to the restrictions on transfer set forth in the lock-up agreement.

Further, the persons referred to above may (I) exercise any rights to purchase, exchange or convert any stock options granted to the undersigned pursuant to our equity incentive plans described herein, or any restricted stock units (including, for the avoidance of doubt, and in each instance referred to in this lock-up agreement, any performance-based restricted stock units, which restricted stock units are described herein, provided that (1) the shares of our common stock received upon such exercise, exchange or conversion continue to be subject to the restrictions on transfer set forth in the lock-up agreement, (2) any required filing under Section 16 of the Exchange Act made during the Lock-Up Period related to such circumstances described in this clause (I) shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in this clause (I), (B) the shares of our common stock received upon such exercise, exchange or conversion continue to be subject to the restrictions on transfer set forth in this lock-up agreement and (C) no shares of our common stock were sold by the reporting person, and (3) the applicable person does not otherwise voluntarily effect any other public filings or reports regarding such exercise during the Lock-Up Period; and (II) sell or otherwise transfer to us upon such person’s, disability or termination of employment or other service relationship with us; provided that such shares of our common stock were issued to the undersigned pursuant to an agreement or equity award granted pursuant to an employee benefit plan, option, warrant, restricted stock unit, restricted stock award or other right disclosed herein; and provided further that (1) any required filing under Section 16 of the Exchange Act made during the Lock-Up Period related to such circumstances described in this clause (II) shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in this clause (II) and (B) no Lock-Up Securities were sold by the reporting person other than such transfers to the Company as described above and (2) the applicable person does not otherwise voluntarily effect any other public filings or reports regarding such sales or transfers during the Lock-Up Period.
J.P. Morgan Securities LLC and BofA Securities, Inc. may, in their sole discretion, release all or some portion of the shares of common stock subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such shares of common stock upon early release or expiration of the lock-up agreements, or the perception that such sales may occur could cause the market price of our common stock and the Mandatory Convertible Preferred Stock to fall or make it more difficult for you to sell your common stock or Mandatory Convertible Preferred Stock at a time and price that you deem appropriate.

Prior to this offering, there has been no public market for our Mandatory Convertible Preferred Stock. We intend to apply to list the Mandatory Convertible Preferred Stock on Nasdaq under the symbol “BRKRP.” If the application is approved, we expect trading of the Mandatory Convertible Preferred Stock on Nasdaq to begin within 30 days after the Mandatory Convertible Preferred Stock is first issued. No assurance can be given that shares of Mandatory Convertible Preferred Stock will be listed or that any such application for listing will be approved. We can give no assurance as to the liquidity of, or the trading markets for, the Mandatory Convertible Preferred Stock or that active public markets for the Mandatory Convertible Preferred Stock will develop. If active public trading markets for the Mandatory Convertible Preferred Stock do not develop, the market prices and liquidity of the Mandatory Convertible Preferred Stock may be adversely affected. If the Mandatory Convertible Preferred Stock are traded, they may trade at a discount from their initial offering price, depending on the markets for similar securities, our operating performance and financial condition, general economic conditions and other factors. Our common stock is listed on Nasdaq under the symbol “BRKR.”
In connection with the offering, the underwriters may purchase and sell shares of Mandatory Convertible Preferred Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares of Mandatory Convertible Preferred Stock than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares of Mandatory Convertible Preferred Stock for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares of Mandatory Convertible Preferred Stock or purchasing shares of Mandatory Convertible Preferred Stock in the open market. In determining the source of shares of Mandatory Convertible Preferred Stock to cover the covered short position, the underwriters will consider, among other things, the price of shares of Mandatory Convertible Preferred Stock available for purchase in the open market as compared to the price at which they may purchase additional shares of Mandatory Convertible Preferred Stock pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares of Mandatory Convertible Preferred Stock for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares of Mandatory Convertible Preferred Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Mandatory Convertible Preferred Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Mandatory Convertible Preferred Stock made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares of Mandatory Convertible Preferred Stock sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Mandatory Convertible Preferred Stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Mandatory Convertible Preferred Stock. As a result, the price of the Mandatory Convertible Preferred Stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the Nasdaq, in the over-the-counter market or otherwise.
We estimate that our total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $1,500,000.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, corporate trust and investment banking services for us, for which they received or will receive customary fees and expenses. Certain of the underwriters or their respective affiliates may also serve as agents or lenders under certain of our existing credit facilities for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities or instruments of ours (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us.
The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Conflicts of Interest
JPMorgan Chase Bank, N.A. and Bank of America, N.A., affiliates of J.P. Morgan Securities LLC and BofA Securities, Inc., respectively, are lenders under the loan due 2027 under the 2024 Term Loan Agreements and under the 2024 Revolving Credit Agreement, and Bank of America, N.A., an affiliate of BofA Securities, Inc., is a lender under the 2019 Term Loan Agreement. We intend to use the net proceeds from this offering to strengthen the balance sheet and enhance strategic flexibility by repaying debt under these facilities. See “Use of Proceeds.” As a result, we expect that more than 5% of the net proceeds from this offering will be received by affiliates of each of J.P. Morgan Securities LLC and BofA Securities, Inc. Therefore, this offering is being made in compliance with FINRA Rule 5121. Pursuant to Rule 5121, a “qualified independent underwriter,” as defined by the FINRA rules, must have participated in the preparation of the registration statement and performed its usual standard of due diligence with respect to that registration statement. PNC Capital Markets LLC is serving as a qualified independent underwriter and will assume the customary responsibilities of acting as a qualified independent underwriter in conducting due diligence and reviewing and participating in the preparation of this registration statement. PNC Capital Markets LLC will not receive any additional compensation for acting as a qualified independent underwriter, but we have agreed to indemnify PNC Capital Markets LLC against certain liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act.
Selling Restrictions
Notices to Prospective Investors in Australia
This document does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”); has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).
The shares of Mandatory Convertible Preferred Stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of Mandatory Convertible Preferred Stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of Mandatory Convertible Preferred Stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of Mandatory Convertible Preferred Stock, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares of Mandatory Convertible Preferred Stock under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those shares of Mandatory Convertible Preferred Stock for resale in Australia within 12 months may, under section 707 of the Corporations

Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares of Mandatory Convertible Preferred Stock, you undertake to us that you will not, for a period of 12 months from the date of issue of the shares of Mandatory Convertible Preferred Stock, offer, transfer, assign or otherwise alienate those shares of Mandatory Convertible Preferred Stock to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notices to Prospective Investors in Canada
The shares of Mandatory Convertible Preferred Stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Mandatory Convertible Preferred Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notices to Prospective Investors in European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of Mandatory Convertible Preferred Stock have been offered or will be offered to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of Mandatory Convertible Preferred Stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of Mandatory Convertible Preferred Stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of Mandatory Convertible Preferred Stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of Mandatory Convertible Preferred Stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares of Mandatory Convertible Preferred Stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of Mandatory Convertible Preferred Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of Mandatory Convertible Preferred Stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares of Mandatory Convertible Preferred Stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Mandatory Convertible Preferred Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Mandatory Convertible Preferred Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notices to Prospective Investors in Hong Kong
The shares of Mandatory Convertible Preferred Stock may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), (2) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares of Mandatory Convertible Preferred Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of Mandatory Convertible Preferred Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Notices to Prospective Investors in Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of Mandatory Convertible Preferred Stock. Accordingly, the shares of Mandatory Convertible Preferred Stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.
For Qualified Institutional Investors (“QII”)
Please note that the solicitation for newly issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of Mandatory Convertible Preferred Stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure 43 regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of Mandatory Convertible Preferred Stock. The shares of Mandatory Convertible Preferred Stock may only be transferred to QIIs.
For Non-QII Investors
Please note that the solicitation for newly issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of Mandatory Convertible Preferred Stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of Mandatory Convertible Preferred Stock. The shares of Mandatory Convertible Preferred Stock may only be transferred en bloc without subdivision to a single investor.
Notices to Prospective Investors in Korea
The shares of Mandatory Convertible Preferred Stock have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares of Mandatory Convertible Preferred Stock have been and will be offered in Korea as a private placement under the FSCMA. None of the shares of Mandatory Convertible Preferred Stock may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The shares of Mandatory Convertible Preferred Stock have not been listed on any of securities exchanges in Korea including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares of Mandatory Convertible Preferred Stock shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares of Mandatory Convertible Preferred Stock. By the purchase of the shares of Mandatory Convertible Preferred Stock, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares of Mandatory Convertible Preferred Stock pursuant to the applicable laws and regulations of Korea.
Notices to Prospective Investors in Singapore
Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore (“MAS”). Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any shares of Mandatory Convertible Preferred Stock or caused the shares of Mandatory Convertible Preferred Stock to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares of Mandatory Convertible Preferred Stock or cause the shares of Mandatory Convertible Preferred Stock to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus, or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the s shares of Mandatory Convertible Preferred Stock, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares of Mandatory Convertible Preferred Stock is “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notices to Prospective Investors in Switzerland
This document does not constitute an offer to the public or a solicitation to purchase or invest in any shares of Mandatory Convertible Preferred Stock. No shares of Mandatory Convertible Preferred Stock have been offered or will be offered to the public in Switzerland, except that offers of shares of Mandatory Convertible Preferred Stock may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”): (a) to any person which is a professional client as defined under the FinSA; (b) to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of representatives for any such offer; or (c) in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance; provided that no such offer of shares of Mandatory Convertible Preferred Stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.
The shares of Mandatory Convertible Preferred Stock have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the shares of Mandatory Convertible Preferred Stock constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares of Mandatory Convertible Preferred Stock may be publicly distributed or otherwise made publicly available in Switzerland.

Notices to Prospective Investors in Taiwan
The shares of Mandatory Convertible Preferred Stock have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the shares of Mandatory Convertible Preferred Stock in Taiwan.
Notices to Prospective Investors in United Arab Emirates
The shares of Mandatory Convertible Preferred Stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this document does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This document has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Notices to Prospective Investors in Dubai International Financial Centre
This document relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This document is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this document nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares of the Mandatory Convertible Preferred Stock to which this document relates may be illiquid or subject to restrictions on its resale. Prospective purchasers of the shares of Mandatory Convertible Preferred Stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this document, then you should consult an authorized financial advisor.
Notices to Prospective Investors in United Kingdom
No shares of Mandatory Convertible Preferred Stock have been offered or will be offered to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of Mandatory Convertible Preferred Stock which has been approved by the Financial Conduct Authority or is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that the shares of Mandatory Convertible Preferred Stock may be offered to the public in the United Kingdom at any time:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”);
provided that no such offer of the shares of Mandatory Convertible Preferred Stock shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares of Mandatory Convertible Preferred Stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Mandatory Convertible Preferred Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Mandatory Convertible Preferred Stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of Mandatory Convertible Preferred Stock in the United Kingdom within the meaning of the FSMA.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

LEGAL MATTERS
The validity of the shares of Mandatory Convertible Preferred Stock offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Chemspeed Technologies AG, Dynamic Biosensors GmbH, ELITechGroup, Nanophoton Corporation, NanoString Technologies, Nion LLC, Phasefocus Holdings Limited, Spectral Instruments Imaging LLC, and Tornado Spectral Systems Inc. because they were acquired by the Company in purchase business combinations during 2024) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
Any person to whom this prospectus supplement is delivered may request copies of this prospectus supplement and any related amendments or supplements, without charge, by written or telephonic request directed to Investor Relations, Bruker Corporation, 40 Manning Road, Billerica, Massachusetts 01821; telephone: (978) 663-3660.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our Mandatory Convertible Preferred Stock offered hereby. This prospectus supplement, which constitutes part of the registration statement, does not contain all of the information set forth, or incorporated by reference, in the registration statement and the exhibits. Some items included in the registration statement are omitted from this prospectus supplement in accordance with the rules and regulations of the SEC. For further information about us and our securities, you should refer to the registration statement, exhibits and schedules filed with the registration statement and the documents incorporated by reference therein. With respect to the statements contained or incorporated by reference in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
We file periodic and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains periodic reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is www.sec.gov.
We maintain a website at www.bruker.com. Our website, and the information contained on or accessible through the website, is not incorporated into and is not part of this prospectus supplement. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website. These reports are made available on our website as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us. The following documents, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference into this document (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):
•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 7, 2025 and August 6, 2025, respectively;
•	our Current Reports on Form 8-K, filed with the SEC on January 16, 2025; February 21, 2025; May 14, 2025 and May 29, 2025; and
•
portions of the Definitive Proxy Statement pursuant to Section 14(a) of the Exchange Act for our 2025 annual meeting of stockholders, filed with the SEC on April 11, 2025 that are specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025.

The reports and other documents that we file after the date of this prospectus supplement (and prior to the termination of the offering of preferred stock covered by this prospectus supplement) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act will update, supplement and supersede the information in this prospectus supplement. We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Investor Relations, Bruker Corporation, 40 Manning Road, Billerica, Massachusetts 01821; telephone: (978) 663-3660.
You also may access these filings on our website at www.bruker.com. We do not incorporate the information on or accessible through our website into this prospectus supplement and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement).
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

PROSPECTUS

Bruker Corporation

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Subscription Rights
Purchase Contracts
From time to time, we may offer and sell any combination of the securities described in this prospectus, either individually or in combination, at prices and on terms described in one or more supplements to this prospectus. Selling stockholders to be named in a supplement to this prospectus may also from time to time offer and sell shares of our common stock, in one or more offerings.
We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions. We or any selling stockholder may sell the securities to or through underwriters and also to other purchasers or through agents, on a continuous or delayed basis. The names of any underwriters or agents, and any fees, conversions, or discount arrangements will be set forth in the applicable prospectus supplement accompanying this prospectus. The price to the public of such securities and the net proceeds that we or the selling stockholders expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling stockholders.
This prospectus provides a general description of the securities we may offer. We will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered. This prospectus may not be used to consummate a sale of securities unless it is accompanied by the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “BRKR.” On June 1, 2023, the closing price for our common stock, as reported on the Nasdaq Global Select Market, was $70.94 per share.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 4 and any applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 2, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may sell common stock, preferred stock, various series of debt securities, warrants, units, subscription rights and purchase contracts, either individually or in combination with other securities described in this prospectus, in one or more offerings from time to time. Selling stockholders may offer and sell, in one or more offerings, shares of our common stock as described in this prospectus or the applicable prospectus supplement. There is no limit on the aggregate amount of the securities that we or selling stockholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we, and the common stock selling stockholders, may offer.
Each time we sell any type or series of securities, or selling stockholders offer common stock, under this prospectus, we will provide a prospectus supplement that will include more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, we urge you to carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the additional information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference.”

PROSPECTUS SUMMARY
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the prospectus supplement or any related free writing prospectus, or the time of any sale of a security.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus includes summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”
Unless otherwise stated, all references to “we,” “us,” “our,” “Bruker,” the “Company” and similar designations refer to Bruker Corporation. Our principal executive offices are located at 40 Manning Road, Billerica, Massachusetts 01821, and our telephone number is (978) 663-3660.

BRUKER CORPORATION
We are a developer, manufacturer and distributor of high-performance scientific instruments and analytical and diagnostic solutions that enable our customers to explore life and materials at microscopic, molecular and cellular levels. Many of our products are used to detect, measure and visualize structural characteristics of chemical, biological and industrial material samples. Our products and solutions address the rapidly evolving needs of a diverse array of customers in life science research, pharmaceuticals, biotechnology, applied markets, cell biology, clinical research, microbiology, in-vitro diagnostics, nanotechnology and materials science research. Our technology platforms include magnetic resonance technologies, mass spectrometry technologies, gas and liquid chromatography, triple quadrupole mass spectrometry technologies, X-ray technologies, spark-optical emission spectroscopy, atomic force microscopy, stylus and optical metrology technology, fluorescence optical microscopy, and infrared and Raman molecular spectroscopy technologies. Our product portfolio also includes testing solutions used in microbiology and infectious disease diagnostics, including our MALDI Biotyper rapid pathogen identification platform and related test kits, DNA test strips and fluorescence-based polymerase chain reaction (PCR) technology for selected infectious disease applications. We develop, manufacture and distribute a range of field analytical systems for chemical, biological, radiological, nuclear and explosives, or CBRNE, detection. We also develop, manufacture and market low temperature superconducting materials and devices based primarily on metallic low temperature superconductors. Our corporate headquarters are located in Billerica, Massachusetts. We maintain major technical and manufacturing centers in Europe, North America and Southeast Asia, and have sales offices located throughout the world.
Our principal executive offices are located at 40 Manning Road, Billerica, MA 01821, and our telephone number is (978) 663-3660. Information about Bruker Corporation is available at www.bruker.com. Information contained on or accessible through our website is not, and shall not be deemed to be, a part of this prospectus or incorporated into by reference in this prospectus or any other filings we make with the SEC, and you should not consider them to be a part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described in the documents incorporated by reference in this prospectus and any applicable prospectus supplement and any related free writing prospectus, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to the occurrence of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described herein and in the documents incorporated herein by reference, including in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, each on file with the SEC and any amendments thereto reflected in subsequent filings with the SEC, all of which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein include statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believe,” “anticipate,” “plan,” “expect,” “seek,” “may,” “will,” “intend,” “estimate,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. Forward-looking statements appear in a number of places throughout this prospectus and the documents incorporated by reference herein. Forward-looking statements include, but are not limited to, statements regarding the impact of supply chain challenges on our business and operations, expectations regarding the global economy, inflation, the potential for recession and geopolitical tensions, our intentions regarding our intellectual property, the impact of government contracts and government regulation, our working capital requirements and sufficiency of cash, our competition, the seasonality of our business, the sufficiency of our facilities, our employee relations, the impact of legal or intellectual property proceedings, the impact of changes to tax and accounting rules and changes in law, our anticipated tax rate, our expectations regarding cash dividends, share repurchases, interest expense, interest rate swap agreements, expenses and capital expenditures, the impact of foreign currency exchange rates and changes in commodity prices, the impact of our restructuring initiatives, the impact of COVID-19, and our expectations regarding backlog and revenue.
The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties related to the length and severity of any recession and the impact of global economic conditions, the impact of supply chain challenges including inflationary pressures, the impact of geopolitical tensions and any sanctions, continued volatility in the capital markets, the impact of increased interest rates, the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, our restructuring and cost-control initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing and outsourcing, competition, dependence on collaborative partners, key suppliers and third party distributors, capital spending and government funding policies, changes in governmental regulations, intellectual property rights, litigation, exposure to foreign currency fluctuations, our ability to service our debt obligations and fund our anticipated cash needs, the effect of a concentrated ownership of our common stock, loss of key personnel, payment of future dividends and other factors.
The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and it is not possible for us to predict all of them. Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the SEC, including in the “Risk Factors” section of our most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q, each of which are incorporated by reference in this prospectus, and in the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.”
Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus and in the documents incorporated by reference herein. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this prospectus and in the documents incorporated by reference herein, those results or developments may not be indicative of results or developments in subsequent periods.
Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus and in the documents incorporated by reference herein speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments, except as required by law.

USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any related free writing prospectuses we may authorize for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions, and the repurchase, redemption or retirement of securities, including our common stock. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.
Shares of our common stock may be offered by selling stockholders under an applicable prospectus supplement to this prospectus. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale or other disposition of shares of our common stock sold by selling stockholders in any offering by them.
THE SECURITIES WE MAY OFFER
We may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, units, subscription rights, purchase contracts or any combination thereof, and any selling stockholder may offer shares of our common stock, from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we and any selling stockholder may offer. Each time we or any selling stockholder offer a type or series of securities under this prospectus, we will provide a prospectus supplement or free writing prospectus, or both, that will describe the specific amounts, prices and other important terms of the securities.

DESCRIPTION OF CAPITAL STOCK
The following description is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, our Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”) and our Amended and Restated By-laws (our “Bylaws”), each of which are incorporated by reference as an exhibit to the Registration Statement on Form S-3 of which this prospectus is a part. The terms of these securities also may be affected by Delaware law.
General
We are authorized to issue 260,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of undesignated preferred stock, par value $.01 per share.
Common Stock
Subject to any preferential rights that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors. Our Certificate of Incorporation does not provide for cumulative voting for the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably any dividends that may be declared by the Board of Directors out of funds legally available and are entitled to receive, pro rata, all of our assets available for distribution to such holders upon liquidation. Holders of our common stock have no preemptive, subscription or redemption rights and no right to convert their common stock into any other securities.
The outstanding shares of our common stock are legally issued, fully paid and nonassessable. Additional shares of authorized common stock may be issued, as authorized by our Board of Directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.
Preferred Stock
Under our Certificate of Incorporation, our Board of Directors has the authority, without further action by stockholders, to designate up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.
Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Anti-Takeover Effects of our Certificate of Incorporation and Bylaws
Certificate of Incorporation and Bylaws Provisions. Our Certificate of Incorporation and Bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.
Classified Board of Directors. Our Certificate of Incorporation and Bylaws provide for our Board of Directors to be divided into three classes of directors serving staggered, three-year terms. The classification of our Board of Directors has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of our Board of Directors.
Authorized but Unissued or Undesignated Capital Stock. Our authorized capital stock consists of 260,000,000 shares of common stock and 5,000,000 shares of preferred stock. The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by our Board of Directors in one or more transactions. In this regard, our Certificate of Incorporation grants our Board of Directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to our Board of Directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. Our Board of Directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.
Special Meetings of Stockholders. Our Bylaws provide that special meetings of our stockholders may be called only by our President, the Chairman of the Board, or by the Board of Directors. In addition, the President or Secretary shall call a special meeting if requested by a majority of our directors.
Notice Procedures. Our Bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our Certificate of Incorporation or Bylaws. These procedures provide that notice of such stockholder proposals must be timely given in writing to our Secretary prior to the meeting. Generally, to be timely, notice must be received at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the date set forth in our Bylaws for the annual meeting. The notice must contain certain information specified in our Bylaws.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. The address for American Stock Transfer & Trust Company is 6201 15th Avenue, Brooklyn, NY 11219.
Listing on the Nasdaq Global Select Market
Our shares of common stock are listed on the Nasdaq Global Select Market under the symbol “BRKR.”

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.
As required by U.S. federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.” the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities and is subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities—Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.
We will issue any senior or subordinated debt securities under a senior or subordinated indenture, as applicable, that we will enter into with the trustee named in the subordinated indenture. We have filed a form of senior indenture and a form of subordinated indenture as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. The indentures will be qualified under the Trust Indenture Act.
Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable executed indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.
A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including some or all of the following:
•	the designation or title of the series of debt securities;
•
the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

•	the percentage of the principal amount at which the series of debt securities will be offered;
•	the date or dates on which principal will be payable;
•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•	the terms for redemption, extension or early repayment, if any;
•	the currencies in which the series of debt securities are issued and payable;
•
whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

•	the place or places of payment, transfer, conversion and/or exchange of the debt securities;
•	the provision for any sinking fund;
•	any restrictive covenants;
•	events of default;

•	whether the series of debt securities are issuable in certificated form;
•	any provisions for legal defeasance or covenant defeasance;
•
whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•	whether the debt securities are subject to subordination and the terms of such subordination;
•	any listing of the debt securities on any securities exchange;
•	if applicable, a discussion of certain U.S. federal income tax considerations, including those related to original issue discount, if applicable; and
•	any other material terms.
The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.
General
The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See “Description of Debt Securities—Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Events of Default
Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection. The term “Event of Default” in respect of the debt securities of any series means any of the following:
•	we do not pay the principal of, or any premium on, a debt security of the series on its due date;
•	we do not pay interest on a debt security of the series within 30 days of its due date;
•	we do not deposit any sinking fund payment in respect of debt securities of the series on its due date and we do not cure this default within five days;
•
we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and
•	any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.
Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.

Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:
•	the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;
•
the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
•	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.
However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date. Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Waiver of Default
The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without the holder’s approval.
Merger or Consolidation
Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically we may not take any of these actions unless all the following conditions are met:
•
if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

•	alternatively, we must be the surviving company;
•	immediately after the transaction no Event of Default will exist;
•	we must deliver certain certificates and documents to the trustee; and
•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
There are three types of changes we may make to an indenture and the debt securities issued thereunder.
Changes Requiring Approval
First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of the types of changes that may require specific approval:
•	change the stated maturity of the principal of or rate of interest on a debt security;
•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;
•	at any time after a change of control has occurred, reduce any premium payable upon a change of control;
•	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);
•	impair the right of holders to sue for payment;
•	adversely affect any right to convert or exchange a debt security in accordance with its terms;
•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;
•
modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.
Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants and guarantees. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities may require the following approval:
•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and
•
if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Description of Debt Securities—Modification or Waiver—Changes Requiring Approval.”
Further Details Concerning Voting
When taking a vote on proposed changes to the indenture and the debt securities, we expect to use the following rules to decide how much principal to attribute to a debt security:
•
for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•
for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the related prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Description of Debt Securities—Defeasance—Legal Defeasance.”
We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote, or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.
Book-entry and other indirect holders will need to consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.
Covenant Defeasance
We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. If applicable, a holder also would be released from the subordination provisions described under “Description of Debt Securities—Indenture Provisions—Subordination” below. In order to achieve covenant defeasance, we must do the following:
•
If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•
We may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

•	We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.
If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.
Legal Defeasance
As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “legal defeasance”), (1) if there is a change in U.S. federal tax law that allows us to effect the release without causing the holders to be taxed any differently than if the release had not occurred, and (2) if we put in place the following other arrangements for holders to be repaid:
•
If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•
We may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each holder its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and holders would recognize gain or loss on the debt securities at the time of the deposit; and
•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.
If we ever accomplished legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under “Description of Debt Securities—Indenture Provisions—Subordination.”
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions—Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
“Senior Indebtedness” will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:
•
our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications and refinancings of any of such indebtedness.

The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.
Trustee
We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.
Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see “Where You Can Find More Information.”
Stock Warrants
The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:
•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of the warrants;
•	the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;
•	the terms for changes or adjustments to the exercise price of the warrants;
•	if applicable, the designation and terms of the securities that the warrants are issued with, and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•	the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;
•	the dates on which the right to exercise the warrants commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material U.S. federal income tax considerations;
•	anti-dilution provisions of the warrants, if any;
•	redemption or call provisions, if any, applicable to the warrants;
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•	any other information we think is important about the warrants.

Debt Warrants
The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:
•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of the warrants;
•	the designation and terms of the debt securities purchasable upon exercise of the warrants;
•	the terms for changes or adjustments to the exercise price of the warrants;
•	if applicable, the designation and terms of the debt securities that the warrants are issued with, and the number of warrants issued with each debt security;
•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;
•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;
•	information relating to book-entry procedures, if any;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material U.S. federal income tax considerations;
•	anti-dilution provisions of the warrants, if any;
•	redemption or call provisions, if any, applicable to the warrants;
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•	any other information we think is important about the warrants.
Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, shares of preferred stock or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.
Until a holder exercises the warrants to purchase our shares of common stock, shares of preferred stock or debt securities, the holder will not have any rights as a holder of our shares of common stock, shares of preferred stock or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF UNITS
We may issue, in one or more series, units consisting of one or more securities registered hereby, including shares of common stock or preferred stock, debt securities, warrants, subscription rights or purchase contracts or debt obligations of third parties, including U.S. Treasury securities, in any combination, which may or may not be separable from one another. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.
Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.
The applicable prospectus supplement may describe:
•	the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities composing the units; and
•	whether the units will be issued in fully registered or global form.

SUBSCRIPTION RIGHTS
The following description of the subscription rights and terms of the subscription rights agreement is a summary. It summarizes only those aspects of the subscription rights and those portions of the subscription rights agreement which we believe will be most important to your decision to invest in our subscription rights. There may be other provisions in the subscription rights agreement and the subscription certificate relating to the subscription rights which are also important to you. You should read these documents for a full description of the terms of the subscription rights. The forms of the subscription rights agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription rights agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.
In general, a right entitles the holder to purchase for cash a specific number of shares of equity securities or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:
•	the record date for stockholders entitled to receive the rights;
•	the number of equity securities or other securities that may be purchased upon exercise of each right;
•	the exercise price of the rights;
•	whether the rights are transferable;
•	the period during which the rights may be exercised and when they will expire;
•	the steps required to exercise the rights;
•	the price, if any, for the subscription rights;
•	the number of subscription rights issued;
•	the terms of the equity securities or other securities;
•	the extent to which the subscription rights are transferable;
•	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;
•	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;
•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;
•
whether we intend to sell the shares of equity securities or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

•	any applicable U.S. federal income tax considerations.
If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PURCHASE CONTRACTS
We may issue purchase contracts, representing contracts obligating holders to purchase from, and obligating us to sell to the holders, a specified number of shares of common stock, shares of preferred stock, or debt securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The price per security may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The purchase contracts may be issued separately or as a part of units consisting of a purchase contract and either shares of common stock, shares of preferred stock, debt securities, warrants, subscription rights or debt obligations of third parties, including U.S. Treasury securities, any other security described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder’s obligations to purchase the securities under the share purchase contracts.
The purchase contracts may require us to make periodic payments to the holders of units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing the holder’s obligations under the original purchase contract.
The applicable prospectus supplement will describe the terms of the purchase contracts. The description in the prospectus supplement will only be a summary, and you should read the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts. Material U.S. federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement.
SELLING STOCKHOLDERS
Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. If the registration statement of which this prospectus is a part is used by any selling stockholder for the resale of any shares of our common stock registered thereunder, information about such selling stockholder, its beneficial ownership of our securities and its relationship with us will be set forth in a supplement to this prospectus, or in one or more documents incorporated by reference into this prospectus or the applicable prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with us, has been employed by us or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We and any selling stockholder may sell our securities from time to time:
•	to or through underwriters;
•	through dealers;
•	through agents;
•	directly to one or more purchasers;
•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	in an exchange distribution in accordance with the rules of the applicable exchange; or
•	through a combination of any of these methods or any other method permitted by law.
We or selling stockholders may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In any applicable prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or selling stockholders must pay to any such agent. Any such agent will be acting on a best-efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of our securities stock may be effected from time to time in one or more transactions:
•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you with respect to a particular offering) will describe the terms of the offering of our securities, including the following:
•	the name or names of the agent or any underwriters;
•	the name or names of the selling stockholders, if any;
•	the public offering or purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us or any selling stockholders;
•	any agency fees or underwriting discounts and commissions to be allowed or paid to the agent or underwriters;
•	all other items constituting underwriting compensation;
•	any discounts and commissions to be allowed or paid to dealers; and
•	any securities exchange or market on which the securities will be listed.

If any underwriters or agents are used in the sale of our securities in respect of which this prospectus is delivered, we or selling stockholders will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the applicable prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
We may offer the securities, and selling stockholders may sell shares of our common stock, to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. In connection with the offering of securities, we or selling stockholders may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the applicable prospectus supplement.
If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we, a selling stockholder, or an underwriter will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
We or selling stockholders may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to those liabilities.
Selling stockholders may be deemed to be underwriters under the Securities Act in connection with the common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.
If so indicated in the applicable prospectus supplement, we or selling stockholders will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase securities from us or selling stockholders pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or selling stockholders or one or more of our respective affiliates in the ordinary course of business for which they receive compensation.
In order to facilitate the offering of our securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of our securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Under Rule 15c6-1 of the Securities Exchange Act of 1934, or the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares of common stock being offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Prolab Instruments GmbH, PreOmics GmbH, PepSep Holding ApS, Optimal Industrial Automation and Technologies, IonSense, Inc., Inscopix, Inc., and Neurescence, Inc. because they were acquired by the Company in purchase business combinations during 2022) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Our corporate website address is www.bruker.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:
•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023 (File No. 000-30833);
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 10, 2023 (File No. 000-30833);
•
portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023 (File No. 000-30833) that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023;

•	our Current Reports on Form 8-K, filed with the SEC on February 21, 2023 and May 15, 2023 (File No. 000-30833); and
•
the description of capital stock under the caption “Description of Capital Stock” contained in our Registration Statement on Form S-1 (File No. 333-34820), as filed with the SEC on April 14, 2000, as amended, incorporated by reference in our Registration Statement on Form 8-A, as filed with the SEC on June 20, 2000 (File No. 000-30833), as amended by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2022, as supplemented by the “Description of Capital Stock” found on page 7 of this prospectus and including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Secretary
Bruker Corporation
40 Manning Road
Billerica, MA 01821
(978) 663-3660
Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.bruker.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

Bruker Corporation
2,400,000 Shares
6.375% Mandatory Convertible Preferred Stock, Series A

PROSPECTUS SUPPLEMENT
September 3, 2025
Joint Book-Running Managers

J.P. Morgan	BofA Securities
Co-Manager
PNC Capital Markets LLC